As filed with the Securities and Exchange Commission on September 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	86-1430562
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Anthony Lannie

Executive Vice President and General Counsel

APA Corporation

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Troy L. Harder

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

(713) 221-1456

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. APA Corporation may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the U. S. Securities and Exchange Commission (of which this prospectus is a part), is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS—SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2024

APA Corporation

Offers to Exchange Any and All Outstanding Apache Corporation Notes and Debentures of the Series Specified Below and Solicitation of Consents to Amend Certain Related Indentures

Upon the terms and subject to the conditions set forth in this prospectus (as it may be supplemented and amended from time to time, this “prospectus”), we are offering to exchange (the “exchange offers”) any and all validly tendered and accepted notes and debentures of the following series issued by Apache Corporation (“Apache”) for notes and debentures to be issued by us as described, and for the consideration summarized, in the table below.

CUSIP No.	Series of notes or debentures issued by Apache to be exchanged (collectively, the “Apache Notes”)	Aggregate principal amount	Series of notes or debentures to be issued by us (collectively, the “APA Notes”)	Exchange consideration (1)(2)	Early participation premium (1)(2)	Total consideration (1)(2)(3)
037411 AJ4	7.70% Notes due 2026 (the “March 2026 Notes”)	$78,588,000	7.70% Notes due 2026 (the “New March 2026 Notes”)	$	$	$
037411 AK1	7.95% Notes due 2026 (the “April 2026 Notes”)	$132,118,000	7.95% Notes due 2026 (the “New April 2026 Notes”)	$	$	$
037411 BJ3	4.875% Notes due 2027 (the “2027 Notes”)	$107,724,000	4.875% Notes due 2027 (the “New 2027 Notes”)	$	$	$
037411 BE4	4.375% Notes due 2028 (the “2028 Notes”)	$324,715,000	4.375% Notes due 2028 (the “New 2028 Notes”)	$	$	$
03746AAA8	7.75% Notes due December 15, 2029 (the “2029 Notes”)	$235,407,000	7.75% Notes due December 15, 2029 (the “New 2029 Notes”)	$	$	$
037411 BF1	4.250% Notes due 2030 (the “2030 Notes”)	$515,917,000	4.250% Notes due 2030 (the “New 2030 Notes”)	$	$	$
037411 AR6	6.000% Notes due 2037 (the “2037 Notes”)	$443,223,000	6.000% Notes due 2037 (the “New 2037 Notes”)	$	$	$
037411 AW5	5.100% Notes due 2040 (the “2040 Notes”)	$1,332,639,000	5.100% Notes due 2040 (the “New 2040 Notes”)	$	$	$
037411 AY1	5.250% Notes due 2042 (the “2042 Notes”)	$399,131,000	5.250% Notes due 2042 (the “New 2042 Notes”)	$	$	$
037411 BA2	4.750% Notes due 2043 (the “2043 Notes”)	$427,662,000	4.750% Notes due 2043 (the “New 2043 Notes”)	$	$	$
037411 BC8	4.250% Notes due 2044 (the “2044 Notes”)	$210,863,000	4.250% Notes due 2044 (the “New 2044 Notes”)	$	$	$

CUSIP No.	Series of notes or debentures issued by Apache to be exchanged (collectively, the “Apache Notes”)	Aggregate principal amount	Series of notes or debentures to be issued by us (collectively, the “APA Notes”)	Exchange consideration (1)(2)	Early participation premium (1)(2)	Total consideration (1)(2)(3)
037411 AM7	7.375% Debentures due 2047 (the “2047 Debentures”)	$150,000,000	7.375% Debentures due 2047 (the “New 2047 Debentures”)	$	$	$
037411 BG9	5.350% Notes due 2049 (the “2049 Notes”)	$386,754,000	5.350% Notes due 2049 (the “New 2049 Notes”)	$	$	$
037411 AL9	7.625% Debentures due 2096 (the “2096 Debentures”)	$39,170,000	7.625% Debentures due 2096 (the “New 2096 Debentures”)	$	$	$

(1)	Principal amount of APA Notes per $1,000 principal amount of Apache Notes validly tendered and accepted for exchange, subject to any rounding as described herein.
(2)	The term “APA Notes” in this column refers, in each case, to the series of APA Notes corresponding to the series of Apache Notes of like tenor and coupon.
(3)	Includes the Early Participation Premium payable for Apache Notes validly tendered prior to the Early Consent Date described below and not validly withdrawn.

In exchange for each $1,000 principal amount of Apache Notes that is validly tendered prior to 5:00 p.m., New York City time, on   , 2024, unless extended (the “Early Consent Date”) and not validly withdrawn, holders will be eligible to receive the total exchange consideration set out in the table above (the “Total Consideration”), which consists of $    principal amount of APA Notes. The Total Consideration includes the early participation premium set out in the table above (the “Early Participation Premium”), which consists of $    principal amount of APA Notes of the applicable series. In exchange for each $1,000 principal amount of Apache Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders will be eligible to receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $    principal amount of APA Notes. Each APA Note issued in exchange for an Apache Note will have an interest rate and maturity date that are identical to the interest rate and maturity date of such tendered Apache Note, as well as identical interest payment dates and identical optional redemption prices, if applicable. No accrued but unpaid interest will be paid on the Apache Notes in connection with the exchange offer. However, the first interest payment for each series of APA Notes issued in the exchange will have accrued from the most recent interest payment date (or the most recent date to which interest has been paid or duly provided for) for such tendered Apache Note.

The exchange offers will expire immediately following 5:00 p.m., New York City time, on    , 2024, unless extended (the “Expiration Date”). You may withdraw tendered Apache Notes at any time prior to the Expiration Date. As of the date of this prospectus, there was $4,783,911,000 aggregate principal amount of Apache Notes outstanding.

Concurrently with the exchange offers, Apache is soliciting consents (the “consent solicitations”) from each holder of the March 2026 Notes, the April 2026 Notes, the 2029 Notes, the 2037 Notes, the 2040 Notes, the 2042 Notes, the 2043 Notes, the 2044 Notes, the 2047 Debentures, and the 2096 Debentures (collectively, the “Apache Consent Notes”), upon the terms and conditions set forth in this prospectus, to certain proposed amendments (the “proposed amendments”) to the following indentures under which the Apache Consent Notes were issued: (1) the Senior Indenture, dated as of February 15, 1996, between Apache and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee), as trustee (the “1996 Apache Indenture”), related to the March 2026 Notes, the April 2026 Notes, the 2037 Notes, the 2040 Notes, the 2042 Notes, the 2047 Debentures, and the 2096 Debentures, (2) the Indenture, dated as of November 23, 1999, between Apache (as successor to Apache Finance Canada Corporation), and The Bank of New York Mellon

Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to The Chase Manhattan Bank, as trustee), as trustee (the “1999 Apache Indenture”), related to the 2029 Notes, and (3) the Senior Indenture, dated as of May 19, 2011, between Apache and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “2011 Apache Indenture,” and together with the 1996 Apache Indenture and the 1999 Apache Indenture, the “Apache Indentures” and each an “Apache Indenture”), related to the 2043 Notes and the 2044 Notes.

By tendering your Apache Consent Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Apache Indenture with respect to that specific series in the principal amount consented to, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to the applicable Apache Indenture and the applicable Apache Consent Notes without tendering your Apache Consent Notes in the appropriate exchange offer and you may not tender your Apache Consent Notes for exchange without consenting to the applicable proposed amendments. You may revoke your consent at any time prior to the Expiration Date by withdrawing the Apache Consent Notes you have tendered. Apache is not soliciting consents from the holders of the 2027 Notes, the 2028 Notes, the 2030 Notes, or the 2049 Notes issued under the Indenture, dated as of August 14, 2018, by and between Apache and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “2018 Apache Indenture”) because the 2018 Apache Indenture is not proposed to be amended as part of the consent solicitations. There are no material differences between the 2018 Apache Indenture and the APA Indenture (as defined herein), other than the identity of the issuer. The proposed amendments will become effective with respect to any series of Apache Consent Notes for which the Requisite Consents (as defined below) have been received.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, with respect to the Apache Consent Notes, the receipt of valid consents to the proposed amendments from the holders of at least 66 2⁄3% of the outstanding aggregate principal amount of the applicable series of Apache Consent Notes (the “Requisite Consents”). The exchange offers are not conditioned upon one another. We may, at our option and in our sole discretion, waive any such conditions to each exchange offer except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

We plan to issue the APA Notes promptly following the Expiration Date (the “Settlement Date”), assuming that the conditions to the exchange offers are satisfied or, where permitted, waived. The Apache Notes are not, and the APA Notes will not be, listed on any securities exchange.

An investment in the APA Notes involves risks. Prior to participating in any of the exchange offers and consenting to the proposed amendments, please see the sections entitled “Risk Factors” beginning on page 16 of this prospectus and beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference herein for a discussion of the risks that you should consider in connection with your investment in the APA Notes.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of APA Corporation (“APA”), Apache, D.F. King & Co., Inc., the exchange agent and information agent for the exchange offers and consent solicitations (the “exchange agent” or the “information agent”), or the trustee under any Apache Indenture or the APA Indenture, or any other person makes any recommendation as to whether holders of any series of Apache Notes should exchange their Apache Notes in the exchange offers or deliver consents to the proposed amendments to the Apache Indentures and the applicable series of Apache Consent Notes.

The date of this prospectus is    , 2024

i

ABOUT THIS PROSPECTUS

References in this prospectus to “APA,” the “Company,” “we,” “us,” and “our” refer to APA Corporation and its consolidated subsidiaries, unless otherwise stated or the context so requires. References to “Apache” refer to Apache Corporation, a wholly owned subsidiary of APA Corporation.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the exchange offers and consent solicitations, you should read this prospectus and any amendment or supplement thereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.”

This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith. Each of these documents is available on the SEC’s website, at http://www.sec.gov, as well as through our website, at http://www.apacorp.com. Information on our website is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

APA Corporation

Attn: Corporate Secretary

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the Expiration Date of the exchange offer. This means that you must request this information no later than    , 2024.

The information contained on, or accessible through, our website does not constitute a part of this prospectus.

ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any amendment or supplement thereto, including the documents incorporated by reference into this prospectus and any amendment or supplement thereto, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward looking statements by terms such as “anticipate,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “prospect,” “target,” “potential,” “continue,” “seek,” “guidance,” “outlook,” “possibly,” “might,” “may,” “will,” “could,” “would,” “should,” or the negative of these terms or similar expressions intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance. Actual events or results may differ materially because of conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We disclose important factors that could cause our actual results to differ materially from our expectations in this prospectus under the heading “Risk Factors,” under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements and Risk,” as applicable, in APA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (incorporated by reference in this prospectus), and in similar sections in any subsequent filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those described in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

All forward-looking statements speak only as of the date of the document in which they are contained.

All forward-looking statements, expressed or implied, included in this prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

In addition, we caution that reserve engineering is a process of estimating oil and natural gas accumulated underground and cannot be measured exactly. Accuracy of reserve estimates depend on a number of factors, including data available at the point in time, engineering interpretation of the data, and assumptions used by the reserve engineers as it relates to price and cost estimates and recoverability. New results of drilling, testing, and production history may result in revisions of previous estimates and, if significant, would impact future development plans. As such, reserve estimates may differ from actual results of oil and natural gas quantities ultimately recovered.

iii

SUMMARY

This summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand the exchange offers and consent solicitations fully, you should carefully read this prospectus and any amendment or supplement thereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.” We have included references to other portions of this prospectus to direct you to a more complete description of the topics presented in this summary. You should also read “Risk Factors” in this prospectus as well as “Item 1A. Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2023, for more information about important risks that you should consider before making an investment decision with respect to any of the exchange offers and consent solicitations.

THE COMPANY

APA is an independent energy company that owns consolidated subsidiaries that explore for, develop, and produce natural gas, crude oil, and natural gas liquids in the U.S., Egypt, and offshore the U.K. in the North Sea. APA also has active exploration and appraisal operations ongoing in Suriname, as well as interests in Uruguay and other international locations that may, over time, result in reportable discoveries and development opportunities. As a holding company, APA’s primary assets are its ownership interests in its subsidiaries.

Our common stock is traded on the Nasdaq under the symbol “APA.” Our principal executive offices are located at 2000 W. Sam Houston Pkwy S., Suite 200, Houston, Texas 77042, and our telephone number at that location is (713) 296-6000.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Q:	Why is APA making the exchange offers and consent solicitations?

A:

APA is conducting the exchange offers to simplify its capital structure and to give existing holders of Apache Notes the option to obtain securities issued by APA. We are conducting the consent solicitations from holders of securities issued under the Apache Indentures to, among other things, eliminate certain restrictive covenants in the Apache Indentures, conform certain restrictive covenants to those in the APA Indenture, eliminate certain events of default, amend the required notice periods in a redemption of securities, and make certain conforming changes to such indentures to reflect the proposed amendments. These changes will conform such provisions of the Apache Indentures to the APA Indenture. We are not conducting consent solicitations from holders of securities issued under the 2018 Apache Indenture because there are no material differences between the 2018 Apache Indenture and the APA Indenture, other than the identity of the issuer. Completion of the exchange offers and consent solicitations is expected to ease administration of the Company’s consolidated indebtedness.

Q:	What will I receive if I tender my Apache Notes in the exchange offers and consent solicitations?

A:

Upon the terms and subject to the conditions of the exchange offers described in this prospectus, for each Apache Note that is validly tendered prior to 5:00 p.m., New York City time, on    , 2024 (the “Expiration Date”), and not validly withdrawn, you will be eligible to receive an APA Note of the applicable series (as designated in the table below), which will accrue interest at the same annual interest rate, have the same interest payment dates, the same optional redemption prices, if applicable, and the same maturity date as the Apache Note for which it was exchanged. Specifically, (i) in exchange for each $1,000 principal amount of Apache Notes that is validly tendered prior to 5:00 p.m., New York City time, on     , 2024, unless extended (the “Early Consent Date”), and not validly withdrawn, holders will be eligible to receive the Total Consideration, which consists of $    principal amount of APA Notes, and includes the Early Participation Premium, which consists of $    principal amount of APA Notes, and (ii) in exchange for each $1,000 principal amount of Apache Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of $    principal amount of APA Notes.

The APA Notes will be issued under and governed by the terms of the APA Indenture described under “The Exchange Offers and Consent Solicitations.” The New March 2026 Notes, the New April 2026 Notes, the New 2029 Notes, the New 2047 Debentures, and the New 2096 Debentures will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and the New 2027 Notes, the New 2028 Notes, the New 2030 Notes, the New 2037 Notes, the New 2040 Notes, the New 2042 Notes, the New 2043 Notes, the New 20244 Notes, and the New 2049 Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of APA Notes—Principal, Maturity, and Interest.” If APA would be required to issue an APA Note in a denomination other than those noted above, as applicable, APA will, in lieu of such issuance:

•	issue an APA Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000; and

•	pay a cash amount equal to:

•

the difference between (i) the principal amount of the APA Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the APA Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount representing such difference to the Settlement Date.

Except as otherwise set forth above: (i) instead of receiving a payment for accrued interest on Apache Notes that you exchange, the APA Notes you receive in exchange for those Apache Notes will accrue interest from (and including) the most recent interest payment date on those Apache Notes and (ii) no accrued but unpaid interest will be paid in the exchange with respect to Apache Notes tendered for exchange.

By tendering your Apache Consent Notes for exchange, if applicable, you will be deemed to have validly delivered your consent to the proposed amendments to the Apache Indenture with respect to that specific series and in the principal amount tendered, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to such Apache Indenture without tendering your Apache Consent Notes in the appropriate exchange offer, and you may not tender your Apache Consent Notes for exchange without consenting to the applicable proposed amendments. The proposed amendments will become effective with respect to any series of Apache Consent Notes for which the Requisite Consents are received. You may revoke your consent at any time prior to the Expiration Date by withdrawing the Apache Consent Notes you have tendered.

Series of notes issued by Apache to be exchanged	Series of notes to be issued by APA
7.70% Notes due 2026	7.70% Notes due 2026
7.95% Notes due 2026	7.95% Notes due 2026
4.875% Notes due 2027	4.875% Notes due 2027
4.375% Notes due 2028	4.375% Notes due 2028
7.75% Notes due December 15, 2029	7.75% Notes due December 15, 2029
4.250% Notes due 2030	4.250% Notes due 2030
6.000% Notes due 2037	6.000% Notes due 2037
5.100% Notes due 2040	5.100% Notes due 2040
5.250% Notes due 2042	5.250% Notes due 2042
4.750% Notes due 2043	4.750% Notes due 2043
4.250% Notes due 2044	4.250% Notes due 2044
7.375% Debentures due 2047	7.375% Debentures due 2047
5.350% Notes due 2049	5.350% Notes due 2049
7.625% Debentures due 2096	7.625% Debentures due 2096

Q:	What are the proposed amendments?

A:

The proposed amendments will eliminate certain restrictive covenants in the Apache Indentures, conform certain restrictive covenants to those in the APA Indenture, eliminate certain events of default, amend the required notice periods in a redemption of securities, and make certain conforming changes to such indentures to reflect the proposed amendments. The proposed amendments are the same for each series of the Apache Consent Notes.

With respect to each series of Apache Consent Notes, if the Requisite Consents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or, where permitted, waived, as applicable, all of the sections or provisions listed below under the Apache Indenture for that series of Apache Consent Notes will be deleted:

•	Clauses (4) and (5) of Section 501 – Events of Default

•	Section 1006 – Limitation on Sale/Leaseback Transactions

•	Article Fifteen – Purchases of Securities Upon Change in Control

and the following definition and sections will be amended to conform to the comparable definition and sections in the APA Indenture:

•	Section 101 – Definition of “Indebtedness”

•	Section 1005 – Limitation on Liens

•	Section 704 – Reports by Company

•	Section 1102 – Election to Redeem; Notice to Trustee

•	Section 1104 – Notice of Redemption

Company Reporting Covenant. The proposed amendments would delete the requirement for Apache to file reports, documents, and other information with the applicable trustee and the SEC if it is not otherwise required to file such reports, documents, and other information with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Conforming Changes, etc. The proposed amendments would also amend the applicable Apache Indentures to make certain conforming or other changes to such indenture, including addition, modification, or deletion of certain definitions and cross-references in connection with the foregoing amendments.

The elimination or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit Apache and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Apache Consent Notes. See “Description of Differences Between the Apache Notes and the APA Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments,” and “Description of APA Notes.”

Q:	What are the consequences of not participating in the exchange offers and consent solicitations prior to the Early Consent Date?

A:

Upon the terms and subject to the conditions of the exchange offers, holders of Apache Consent Notes that fail to tender their applicable Apache Consent Notes (and thereby fail to deliver valid and unrevoked consents) prior to the Early Consent Date but who do so prior to the Expiration Date and do not validly withdraw their Apache Consent Notes before the Expiration Date will be eligible to receive the Exchange Consideration, which consists of $    principal amount of APA Notes, but not the Early Participation Premium, which would consist of an additional $    principal amount of APA Notes.

Q:	What are the consequences of not participating in the exchange offers and consent solicitations at all?

A:

If you do not exchange your Apache Notes for APA Notes in the exchange offers, Apache will remain the obligor of your notes, rather than APA, the parent company of Apache, which in addition to Apache owns other consolidated operating subsidiaries. In addition, if the proposed amendments to the Apache Indenture with respect to your Apache Consent Notes have been adopted (because the Requisite Consents have been received prior to the Expiration Date), the proposed amendments will apply to the Apache Consent Notes of such series that are not acquired in the exchange offers, even though the holders of those Apache Consent Notes did not consent to the proposed amendments. Thereafter, all such Apache Consent Notes will be governed by the applicable Apache Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those terms and protections currently in the Apache Indentures, which may adversely affect the trading price of the unexchanged Apache Notes. For example, the proposed amendments to the Apache Indentures would, among other things, eliminate the right of a holder of Apache Notes to require Apache to purchase such holder’s Apache Notes upon a change in control.

The trading market for any remaining Apache Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Apache Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value, and price of Apache Notes that remain outstanding may be materially and adversely affected. Therefore, if your Apache Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Apache Notes.

See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Apache Indentures will afford reduced protection to remaining holders of Apache Consent Notes.”

Q:	How do the Apache Notes differ from the APA Notes to be issued in the exchange offers?

A:

The Apache Notes are the obligations solely of Apache and are governed by the applicable Apache Indenture. The APA Notes will be the obligations solely of APA and will be governed by the APA Indenture. Before giving effect to the proposed amendments, the Apache Consent Notes and APA Notes differ in certain terms, including limitations on liens and sale/leaseback transactions, purchases of securities upon a change in control, reporting, and certain events of default. See “Description of Differences Between the Apache Notes and the APA Notes.”

Additionally, each APA Note issued in exchange for an Apache Note will have an interest rate and maturity date that are identical to the interest rate and maturity date of such tendered Apache Note, as well as identical interest payment dates and optional redemption prices, if applicable, and will accrue interest from and including the most recent interest payment date of such tendered Apache Note.

Q:	What will be the ranking of the APA Notes?

A:

The APA Notes will be unsecured general obligations of APA and will rank equally with each other and with all other unsubordinated indebtedness of APA from time to time outstanding. The APA Notes will be effectively subordinated to any secured indebtedness of APA to the extent of the value of the assets securing such indebtedness. At June 30, 2024, APA Corporation on a standalone basis had no secured indebtedness outstanding.

The APA Notes offered will also be structurally subordinated to all existing and future liabilities of any of our subsidiaries (including any Apache Notes not exchanged for APA Notes and any other indebtedness or obligations of Apache) and any subsidiaries that we may in the future acquire or establish. As of June 30, 2024, APA had $6.7 billion in total debt outstanding, of which $4.8 billion consisted of notes and debentures of Apache (of which all but $50.6 million consist of the Apache Notes) and $31 million consisted of finance lease obligations of Apache. As of June 30, 2024, the APA Notes would have been structurally subordinated to such existing third-party debt of Apache. See “Risk Factors—Risks Related to the APA Notes—Holders of the APA Notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations, including any Apache Notes not exchanged” and “Description of APA Notes—Ranking” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity” and Note 9 of the Notes to Consolidated Financial Statements included in Part I, Item 1 of APA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is incorporated by reference into this prospectus.

Q:	Will the APA Notes be eligible for listing on an exchange?

A:

The APA Notes will not be listed on any securities exchange. There can be no assurance as to the development or liquidity of any market for the APA Notes. See “Risk Factors—Risks Related to the APA Notes—Active trading markets may not develop for the APA Notes.”

Q:	What consents are required to effect the proposed amendments to the Apache Indentures and consummate the exchange offers?

A:

In order for the proposed amendments to the applicable Apache Indentures to be adopted with respect to a series of Apache Consent Notes, holders of at least 66 2⁄3% of the outstanding aggregate principal amount of the Apache Consent Notes of the series affected by the proposed amendments must consent to them, and those consents must be received and not withdrawn prior to the Expiration Date for the exchange offer as it relates to such series.

Q:	May I tender my Apache Consent Notes in the exchange offers without delivering a consent in the consent solicitations?

A:

No. By tendering your Apache Consent Notes of a series for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Apache Indenture with respect to that specific series, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments to the applicable Apache Indenture with respect to your Apache Consent Notes without tendering your Apache Consent Notes in the appropriate exchange offer, and you may not tender your Apache Consent Notes for exchange without consenting to the applicable proposed amendments.

Q:	If I hold Apache Notes that are not Apache Consent Notes, is Apache soliciting a consent from me?

A:

No. Apache is not soliciting consents from the holders of the 2027 Notes, the 2028 Notes, the 2030 Notes, or the 2049 Notes issued under the 2018 Apache Indenture because the 2018 Apache Indenture is not proposed to be amended as part of the consent solicitations. There are no material differences between the 2018 Apache Indenture and the APA Indenture, other than the identity of the issuer. Such holders may only participate in the exchange offers.

Q:	May I tender only a portion of the Apache Notes that I hold?

A:

Yes. You may tender only a portion of the Apache Notes that you hold, provided that tenders of Apache Notes (and corresponding consents thereto) will be accepted only in the following minimum denominations and integral multiples: the March 2026 Notes, the April 2026 Notes, the 2029 Notes, the 2047 Debentures, and the 2096 Debentures will be accepted only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and the 2027 Notes, the 2028 Notes, the 2030 Notes, the 2037 Notes, the 2040 Notes, the 2042 Notes, the 2043 Notes, the 20244 Notes, and the 2049 Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. You may also tender notes of one series of Apache Notes but not the other series.

Q:	What are the conditions to the exchange offers and consent solicitations?

A:

The consummation of the exchange offers and consent solicitations is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, with respect to the Apache Consent Notes, the receipt of the Requisite Consents. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments will become effective with respect to any series of Apache Consent Notes for which the Requisite Consents have been received.

Q:	Will APA accept all tenders of Apache Notes?

A:

Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offers, we will accept for exchange any and all Apache Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date (provided that tender of Apache Notes (and corresponding consents thereto) will be accepted only in the minimum denominations and integral multiples set forth in this prospectus supplement).

Q:	What will APA do with the Apache Notes accepted for exchange in the exchange offers?

A:	The Apache Notes surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

Q:	When will APA issue the APA Notes?

A:	Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, APA will issue the APA Notes in book-entry form promptly following the Expiration Date.

Q:	Will I be paid the accrued and unpaid interest on my Apache Notes accepted for exchange on the Settlement Date?

A:

No, such interest will not be paid in cash on the Settlement Date but rather the APA Notes received in exchange for the tendered Apache Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Apache Notes; provided, that interest will only accrue with respect to the aggregate principal amount of APA Notes you receive, which will be less than the principal amount of Apache Notes you tendered for exchange if you tender your Apache Notes after the Early Consent Date.

Q:	When will the proposed amendments to the Apache Indentures become effective?

A:

If we receive the Requisite Consents with respect to a series of Apache Consent Notes that have not been validly withdrawn before the Expiration Date, then, promptly after the Expiration Date, Apache and the applicable trustee will execute and deliver each applicable supplemental indenture, and the proposed amendments with respect to each series of Apache Consent Notes for which the Requite Consents are received will become effective.

Q:	When will the exchange offers expire?

A:

Each exchange offer will expire immediately following 5:00 p.m., New York City time, on     , 2024, unless we, in our sole discretion, extend the exchange offer, in which case the Expiration Date will be the latest date and time to which such exchange offer is extended. See “The Exchange Offers and Consent Solicitations—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw my Apache Notes after I tender them? Can I revoke the consent related to my Apache Consent Notes after I deliver it?

A:	Tenders of Apache Notes may be validly withdrawn (and the related consents to the proposed amendments may be revoked, as applicable) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of Apache Notes may not be validly withdrawn unless APA is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Apache Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:

How do I exchange my Apache Notes if I am a beneficial owner of Apache Notes held in certificated form by a custodian bank, depositary, broker, trust company, or other nominee? Will the record holder exchange my Apache Notes for me?

A:	Currently, all of the Apache Notes are held in book-entry form and can only be tendered through the applicable procedures of The Depository Trust Company (“DTC”). If your Apache Notes are held by a broker, dealer, commercial bank, trust company, or other nominee, such nominee may take no action with regard to the exchange offers and consent solicitations unless you provide such nominee with instructions to tender your Apache Notes on your behalf. See “The Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting—Apache Notes Held Through a Nominee.” However, if any Apache Notes are subsequently issued in certificated form and are held of record by a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender the securities in the exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company, or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company, or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

Q:	Will I have to pay any fees or commissions if I tender my Apache Notes for exchange in the exchange offers?

A:

You will not be required to pay any fees or commissions to APA, Apache, the exchange agent, or the information agent in connection with the exchange offers. If your Apache Notes are held through a broker, dealer, commercial bank, trust company, or other nominee that tenders your Apache Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine whether any charges will apply.

Q:	Are there procedures for guaranteed delivery of Apache Notes?

A:

No. There are no guaranteed delivery procedures applicable to the exchange offers. All holders wishing to participate in the exchange offers must validly tender their Apache Notes in accordance with the procedures described in this prospectus prior to the Early Consent Date, in order to be eligible to receive the Total Consideration, or prior to the Expiration Date, in order to be eligible to receive the Exchange Consideration.

Q:	Is any recommendation being made with respect to the exchange offers and the consent solicitations?

A:

None of APA, Apache, the exchange agent, the information agent, the trustee under any Apache Indenture or the APA Indenture, or any other person makes any recommendation in connection with the exchange offers or consent solicitations as to whether any Apache noteholder should tender or refrain from tendering all or any portion of the principal amount of that holder’s Apache Notes (and in so doing, as applicable, consent to the adoption of the proposed amendments to the applicable Apache Indenture and the Apache Consent Notes), and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll Free: (866) 416-0576

Email: apache@dfking.com

AMENDMENTS AND SUPPLEMENTS

We may be required to amend or supplement this prospectus at any time to add, update, or change the information contained herein. You should read this prospectus and any amendment or supplement thereto, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in the APA Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 16.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Exchange offers	APA is hereby offering to exchange, upon the terms and conditions set forth in this prospectus, any and all of each series of outstanding Apache Notes listed on the front cover of this prospectus for newly issued series of APA Notes with identical interest rates, identical interest payment dates, identical optional redemption prices (if any), and identical maturity dates as the corresponding series of Apache Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

Consent solicitations	Apache is soliciting consents to the proposed amendments of the Apache Indentures from holders of the Apache Consent Notes, on behalf of Apache and upon the terms and conditions set forth in this prospectus. You may not tender your Apache Consent Notes for exchange without delivering a consent to the proposed amendments of the Apache Indenture under which the respective series of Apache Consent Notes was issued and you may not deliver consents in the consent solicitations with respect to your Apache Consent Notes without tendering such Apache Consent Notes. If you do not hold any of the Apache Consent Notes, your consent is not being solicited and you may only participate in the exchange offer(s) applicable to the series of Apache Notes you hold. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

The proposed amendments	The proposed amendments, if effected with respect to a series of Apache Consent Notes, will, among other things, eliminate certain restrictive covenants in the applicable Apache Indenture, conform certain restrictive covenants to those in the APA Indenture, eliminate certain events of default, amend the required notice periods in a redemption of securities, and make certain conforming changes to such indenture to reflect the proposed amendments. The proposed amendments are the same for each series of the Apache Consent Notes. See “The Proposed Amendments.”

Requisite consents	With respect to the Apache Consent Notes, each exchange offer is conditioned upon the receipt of valid consents to the proposed amendments from the holders of at least 66 2⁄3% of the outstanding aggregate principal amount of the applicable series of Apache Consent Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.” The proposed amendments will become effective with respect to any series of Apache Consent Notes for which the Requisite Consents have been received.

Procedures for participating in the exchange offers and consent solicitations	If you wish to participate in an exchange offer and related consent solicitation (as applicable), you must cause the book-entry transfer of your Apache Notes to the exchange agent’s account at DTC, and the exchange agent must receive a confirmation of book-entry transfer and an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”). See “The Exchange Offers and Consent Solicitations—Procedures for Tendering and Consenting.”

No guaranteed delivery procedures	No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your Apache Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and the consent solicitations.

Total consideration; early participation premium prior to the Early Consent Date	In exchange for each $1,000 principal amount of Apache Notes that is validly tendered prior to the Early Consent Date and not validly withdrawn, holders will receive the Total Consideration, which consists of $ principal amount of APA Notes. In exchange for each $1,000 principal amount of Apache Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date and not validly withdrawn, holders will receive only the Exchange Consideration, which equals the Total Consideration less the Early Participation Premium of $ principal amount of APA Notes, and so consists of $ principal amount of APA Notes.

Expiration date	Each of the exchange offers and consent solicitations will expire at 5:00 p.m., New York City time, on , 2024, or a later date and time to which APA extends it with respect to one or more series of Apache Notes.

Withdrawal and revocation	Tenders of Apache Notes may be validly withdrawn (and related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of Apache Notes may not be validly withdrawn unless APA is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Apache Notes tendered pursuant to that exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions	The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, with respect to the Apache Consent Notes, the receipt of the Requisite Consents. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to an exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments will become effective with respect to any series of Apache Consent Notes for which the Requisite Consents have been received. For holders that do not hold or tender any Apache Consent Notes, the consummation of the exchange offers with respect to any Apache Notes such holders tender is not conditioned on the receipt of the Requisite Consents.

U.S. federal income tax considerations	You should consider certain U.S. federal income tax consequences of the exchange offers and consent solicitations and the ownership and disposition of the APA Notes acquired pursuant to the exchange offers; please consult your tax advisor about the tax consequences to you. See “Certain U.S. Federal Income Tax Consequences.”

Consequences of not exchanging Apache Notes for APA Notes	If you do not exchange your Apache Notes for APA Notes in the exchange offers, Apache will remain the obligor of your notes, rather than APA, the parent company of Apache, which in addition to Apache owns other consolidated operating subsidiaries. In addition, if the proposed amendments to the Apache Indenture with respect to your Apache Consent Notes have been adopted (because the Requisite Consents have been received prior to the Expiration Date or the Requisite Consent condition has been met or, where permitted, waived, as applicable), the proposed amendments will apply to the Apache Consent Notes of such series that are not acquired in the exchange offers, even though the holders of those Apache Consent Notes did not consent to the proposed amendments. Thereafter, all such Apache Consent Notes will be governed by the applicable Apache Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those terms and protections currently in the Apache Indentures, which may adversely affect the trading price of the unexchanged Apache Notes. For example, the proposed amendments to the Apache Indentures would, among other things, eliminate the right of a holder of Apache Notes to require Apache to purchase such holder’s Apache Notes upon a change in control.

The trading market for any remaining Apache Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Apache Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value, and price volatility of Apache Notes that remain outstanding may be materially and adversely affected.

Therefore, if your Apache Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Apache Notes and the trading price of your unexchanged Apache Notes may decline.

See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Apache Indentures will afford reduced protection to remaining holders of Apache Consent Notes.”

Use of proceeds	We will not receive any cash proceeds from the exchange offers.

Exchange agent and information agent	D.F. King & Co., Inc. is serving as exchange agent and information agent for the exchange offers and consent solicitations.

No recommendation	None of APA, Apache, the exchange agent, the information agent, the trustee under any Apache Indenture or the APA Indenture, or any other person makes any recommendation in connection with the exchange offers or consent solicitations as to whether any Apache noteholder should tender or refrain from tendering all or any portion of the principal amount of that holder’s Apache Notes (and in so doing, consent to the adoption of the proposed amendments to the Apache Indentures and the Apache Consent Notes, as applicable), and no one has been authorized by any of them to make such a recommendation.

The exchange offers and consent solicitations are only offerings of the APA Notes and are being made by APA only in connection with APA’s offer of the APA Notes and in APA’s capacity as the issuer of the APA Notes. No other securities are being offered and no consents are being solicited other than with respect to the Apache Notes in the exchange offers and consent solicitations. None of APA, Apache, the exchange agent, the information agent, any trustee under the Apache Indenture or the APA Indenture, or any other person is soliciting the holders of Apache Notes to reject the exchange offers, not to tender their Apache Notes, or otherwise to retain their investment in the Apache Notes.

Risk factors	For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 16 of this prospectus.

Further information	Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the information agent at its address and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update, or change the information contained herein. You should read this prospectus and any amendment or supplement thereto, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.”

THE APA NOTES

Issuer	APA Corporation

Notes offered

•	$78,588,000 aggregate principal amount of 7.70% Notes due 2026;

•	$132,118,000 aggregate principal amount of 7.95% Notes due 2026;

•	$107,724,000 aggregate principal amount of 4.875% Notes due 2027;

•	$324,715,000 aggregate principal amount of 4.375% Notes due 2028;

•	$235,407,000 aggregate principal amount of 7.75% Notes due December 15, 2029;

•	$515,917,000 aggregate principal amount of 4.250% Notes due 2030;

•	$443,223,000 aggregate principal amount of 6.000% Notes due 2037;

•	$1,332,639,000 aggregate principal amount of 5.100% Notes due 2040;

•	$399,131,000 aggregate principal amount of 5.250% Notes due 2042;

•	$427,662,000 aggregate principal amount of 4.750% Notes due 2043;

•	$210,863,000 aggregate principal amount of 4.250% Notes due 2044;

•	$150,000,000 aggregate principal amount of 7.375% Debentures due 2047;

•	$386,754,000 aggregate principal amount of 5.350% Notes due 2049; and

•	$39,170,000 aggregate principal amount of 7.625% Debentures due 2096.

Interest rates; interest payment dates; maturity dates	Each new series of APA Notes will have the same interest rates, maturity dates, and interest payment dates and the same optional redemption prices (if any) as the corresponding series of Apache Notes for which they are being offered in exchange.

Each APA Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding Apache Note. No accrued but unpaid interest will be paid with respect to any Apache Notes validly tendered and not validly withdrawn prior to the Expiration Date. Holders of Apache Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from Apache in respect of interest accrued from the date of the last interest payment date (or the most recent date to which interest has been paid or duly provided for) in respect of their Apache Notes. Consequently, holders of APA Notes who tendered their Apache Notes prior to the Early Consent Date will receive the same interest payments that they would have received had they not exchanged their Apache Notes in the applicable exchange offer. Interest will only accrue with respect to the aggregate principal amount of APA Notes you receive, which will be less than the principal amount of Apache Notes you tendered for exchange if you tender your Apache Notes after the Early Consent Date.

APA Notes interest rates (per annum) and maturity dates	APA Notes semi-annual interest payment dates	APA Notes first interest payment date
7.70% Notes due March 15, 2026	March 15 and September 15	March 15, 2025
7.95% Notes due April 15, 2026	April 15 and October 15	April 15, 2025
4.875% Notes due November 15, 2027	May 15 and November 15	May 15, 2025
4.375% Notes due October 15, 2028	April 15 and October 15	April 15, 2025
7.75% Notes due December 15, 2029	June 15 and December 15	December 15, 2024
4.250% Notes due January 15, 2030	January 15 and July 15	January 15, 2025
6.000% Notes due January 15, 2037	January 15 and July 15	January 15, 2025
5.100% Notes due September 1, 2040	March 1 and September 1	March 1, 2025
5.250% Notes due February 1, 2042	February 1 and August 1	February 1, 2025
4.750% Notes due April 15, 2043	April 15 and October 15	April 15, 2025
4.250% Notes due January 15, 2044	January 15 and July 15	January 15, 2025
7.375% Debentures due August 15, 2047	February 15 and August 15	February 15, 2025
5.350% Notes due July 1, 2049	January 1 and July 1	January 1, 2025
7.625% Debentures due November 1, 2096	May 1 and November 1	May 1, 2025

Optional redemption	APA will have the right at its option to redeem the New 2027 Notes, the New 2028 Notes, the New 2030 Notes, the New 2037 Notes, the New 2040 Notes, the New 2042 Notes, the New 2043 Notes, the New 2044 Notes, and the New 2049 Notes, in whole or in part, at any time or from time to time at the optional redemption prices described in “Description of APA Notes—Optional Redemption,” which redemption terms are identical to those applicable to the corresponding series of Apache Notes.

APA will not have the right to redeem the New March 2026 Notes, the New April 2026 Notes, the New 2029 Notes, the New 2047 Debentures, or the New 2096 Debentures prior to maturity.

Ranking	The APA Notes will be unsecured general obligations of APA and will rank equally with each other and with all other unsubordinated indebtedness of APA from time to time outstanding. The APA Notes will be effectively subordinated to secured obligations of APA to the extent of the collateral securing such obligations and will be structurally subordinated to the indebtedness and other liabilities of APA’s subsidiaries (including any unexchanged Apache Notes).

Further issuances	APA may, without the consent of the holders of the APA Notes of any series, issue additional notes having the same ranking and the same interest rate, maturity date, and other terms as the APA Notes of any series (except for issue date, public offering price and the first interest payment date).

Denominations	APA will issue the APA Notes in the following minimum denominations and integral multiples: the New March 2026 Notes, the New April 2026 Notes, the New 2029 Notes, the New 2047 Debentures, and the New 2096 Debentures will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and the New 2027 Notes, the New 2028 Notes, the New 2030 Notes, the New 2037 Notes, the New 2040 Notes, the New 2042 Notes, the New 2043 Notes, the New 20244 Notes, and the New 2049 Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In the exchange offers, the principal amount of each APA Note issued to a holder will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the difference between the principal amount of the APA Notes to which the tendering holder would otherwise be entitled and the principal amount of the APA Note actually issued, plus accrued and unpaid interest on the principal amount representing such difference to the Settlement Date.

Trading	The APA Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Trustee	Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association.

Use of proceeds	APA will not receive any cash proceeds from the issuance of the APA Notes in connection with the exchange offers. In exchange for issuing the APA Notes, APA will receive Apache Notes that will be retired and cancelled. See “Use of Proceeds.”

Risk factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus and, in particular, you should evaluate the sections entitled “Risk Factors” beginning on page 16 of this prospectus and beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference herein for a discussion of the risks that you should consider in connection with your investment in the APA Notes.

RISK FACTORS

Before making an investment decision in any of the exchange offers and consent solicitations, you should consider carefully the information under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and the following risk factors. You should also carefully consider the other information included in this prospectus and any amendment or supplement thereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto, and the additional information described under the heading “Where You Can Find More Information.” Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. These risk factors are not necessarily presented in the order of importance or probability of occurrence. If any of the described risks actually occurs, it could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment.

Risks Related to the APA Notes

The APA Notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The APA Notes are unsecured general obligations of APA. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the APA Notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the APA Notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the APA Notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the APA Notes. As a result, holders of the APA Notes may receive less, ratably, than holders of our secured indebtedness. As of June 30, 2024, APA Corporation on a standalone basis had no secured indebtedness outstanding.

Holders of the APA Notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations, including any Apache Notes not exchanged.

The APA Notes are obligations of APA Corporation exclusively and not of any of our subsidiaries, including Apache. Most of our operations are conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the APA Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors and holders of any Apache Notes not exchanged) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the APA Notes. Consequently, the APA Notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of June 30, 2024, APA had $6.7 billion in total debt outstanding, of which $4.8 billion consisted of notes and debentures of Apache (of which all but $50.6 million consist of the Apache Notes) and $31 million consisted of finance lease obligations of Apache. As of June 30, 2024, the APA Notes would have been structurally subordinated to such existing third-party debt of Apache. See “Description of APA Notes—Ranking” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity” and Note 9 of the Notes to Consolidated Financial Statements included in Part I, Item 1 of APA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is incorporated by reference into this prospectus.

There are limited covenants in the APA Indenture.

The APA Indenture has limited restrictive covenants and terms. Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including secured debt, under the APA Indenture (subject to the restriction on secured debt noted below). If we or any of our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the APA Notes could be adversely affected. We expect that we and our subsidiaries will from time to time incur additional debt and other liabilities. In addition, we and our subsidiaries are not restricted under the APA Indenture from granting security interests over our or their assets, except that neither APA nor any of its subsidiaries may incur debt for borrowed money secured by liens without providing that any and all senior debt securities then or thereafter outstanding will be secured by a lien equally and ratably with any and all other obligations by the lien (subject to certain exceptions), or from entering into sale or leaseback transactions. The APA Notes also will not include provisions requiring, at the option of holders, the repurchase of such notes upon the occurrence of a change of control. In addition, there are no financial covenants in the APA Indenture. You are not protected under the APA Indenture in the event of a highly leveraged transaction, reorganization, merger, or similar transaction that may adversely affect the value of your APA Notes. See “Description of APA Notes” and “Description of Differences Between the Apache Notes and the APA Notes.”

Active trading markets may not develop for the APA Notes.

The APA Notes are new issuances of securities for which no public trading market currently exists. A liquid market for the APA Notes may not develop or be maintained. The APA Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system. In addition, the trading price of the APA Notes may fluctuate, depending upon prevailing interest rates, the market for similar APA Notes, our performance, and other factors. The market for the APA Notes may not be free from disruptions that may adversely affect the prices at which you may sell the APA Notes.

Our credit ratings may not reflect all risks of your investment in the APA Notes.

The credit ratings assigned to the APA Notes are limited in scope and do not address all material risks relating to an investment in the APA Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that those credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended, or withdrawn entirely by one or more rating agencies if, in that rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell, or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the APA Notes and increase our corporate borrowing costs.

Redemption may adversely affect your return on the APA Notes.

We will have the right to redeem some or all of certain series of the APA Notes prior to maturity, as described under “Description of APA Notes—Optional Redemption.” We may redeem such APA Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of such APA Notes.

Risks Related to the Exchange Offers and the Consent Solicitations

The proposed amendments to the Apache Indentures will afford reduced protection to remaining holders of Apache Consent Notes.

If the proposed amendments to the Apache Indentures with respect to a series of Apache Consent Notes are adopted, the covenants and certain other terms of that series of Apache Consent Notes will be less restrictive and will afford reduced protection to holders of that series compared to the covenants and other provisions currently contained in such Apache Indenture. The proposed amendments are the same for each series of the Apache Consent Notes.

The proposed amendments to the Apache Indentures would, among other things:

•	eliminate the option for holders of the Apache Consent Notes to require Apache to repurchase such holder’s securities upon a change of control; and

•

eliminate the requirement for Apache to file reports, documents, and other information with the applicable trustee and the SEC if it is not otherwise required to file such reports, documents, and other information with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

If the proposed amendments with respect to a series of Apache Consent Notes are adopted, each non-exchanging holder of that series will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit us to take certain actions previously prohibited that could increase the credit risk with respect to Apache, and might adversely affect the liquidity, market price, and price volatility of the Apache Consent Notes or otherwise be adverse to the interests of the holders of the Apache Consent Notes. See “The Proposed Amendments.”

The liquidity of the Apache Notes that are not exchanged will be reduced.

We expect that the trading market for unexchanged Apache Notes will become more limited due to the reduction in the amount of the Apache Notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price, and price volatility of these securities. If a market for unexchanged Apache Notes exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities, and other factors. However, there can be no assurance that an active market in the unexchanged Apache Notes will exist, develop, or be maintained or as to the prices at which the unexchanged Apache Notes may be traded.

Apache expects to cease filing public reports, and trading in the Apache Consent Notes may be adversely affected by the lack of information regarding Apache.

Apache expects to cease filing periodic reports and other information with the SEC and the trustees under the Apache Indentures. Trading in the Apache Consent Notes, including liquidity, market price, and price volatility, may be adversely affected by the lack of publicly available information regarding Apache.

The exchange offers and consent solicitations may be cancelled or delayed.

The consummation of each exchange offer is subject to, and conditional upon the satisfaction or, where permitted, waiver of the conditions specified herein, including, as to the holders of Apache Consent Notes only, the receipt or waiver of the Requisite Consents. Even if each of the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive their APA Notes offered.

We may acquire Apache Notes in future transactions.

We may in the future seek to acquire Apache Notes in open market or privately-negotiated transactions, through subsequent exchange offers, or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers and such other terms may be more or less favorable to holders of Apache Notes. In addition, repurchases by us of Apache Notes in the future could further reduce the liquidity of the applicable series of Apache Notes.

You may not receive APA Notes in the exchange offers if the procedures for the exchange offers are not followed.

We will issue the APA Notes in exchange for your Apache Notes only if you tender your Apache Notes by electronic transmittal through DTC’s ATOP before expiration of the exchange offers. You should allow sufficient time to ensure timely delivery of the necessary documents. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company, or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company, or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

The consideration to be received in the exchange offers does not reflect any valuation of the Apache Notes or the APA Notes and is subject to market volatility.

We have made no determination that the consideration to be received in the exchange offers represents a fair valuation of either the Apache Notes or the APA Notes. We have not obtained a fairness opinion from any financial advisor about the fairness to us or to you of the consideration to be received by holders of Apache Notes. None of APA, Apache, the exchange agent, the information agent, any trustee under the Apache Indentures and the APA Indenture, or any other person is making any recommendation as to whether or not you should tender Apache Notes for exchange in the exchange offers or deliver a consent pursuant to the consent solicitations.

A U.S. holder may recognize gain or loss for U.S. federal income tax purposes on the exchange of Apache Notes for APA Notes.

The exchange of Apache Notes for APA Notes pursuant to the exchange offers will be treated as a taxable disposition of the Apache Notes for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in “Certain U.S. Federal Income Tax Consequences”) that tenders Apache Notes in the exchange may recognize gain or loss for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences—Holders Tendering Apache Notes in the Exchange Offers—U.S. Holders.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the APA Notes in connection with the exchange offers. In exchange for issuing the APA Notes, we will receive the tendered Apache Notes. The Apache Notes surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

APA is conducting the exchange offers to simplify its capital structure and to give existing holders of Apache Notes the option to obtain securities issued by APA. We are conducting the consent solicitations to, among other things, eliminate certain restrictive covenants, conform certain restrictive covenants to those in the APA Indenture, eliminate certain events of default, amend the required notice periods in a redemption of securities, and make certain conforming changes to such indentures to reflect the proposed amendments. Completion of the exchange offers and consent solicitations is expected to ease administration of the Company’s consolidated indebtedness.

Terms of the Exchange Offers and Consent Solicitations

In the exchange offers, we are offering in exchange for a holder’s outstanding Apache Notes the following APA Notes:

Aggregate principal Amount	Series of notes issued by Apache to be exchanged	Series of notes to be issued by APA	Semi-annual interest payment dates for both Apache and APA Notes
$78,588,000	7.70% Notes due 2026	7.70% Notes due 2026	March 15 and September 15
$132,118,000	7.95% Notes due 2026	7.95% Notes due 2026	April 15 and October 15
$107,724,000	4.875% Notes due 2027	4.875% Notes due 2027	May 15 and November 15
$324,715,000	4.375% Notes due 2028	4.375% Notes due 2028	April 15 and October 15
$235,407,000	7.75% Notes due December 15, 2029	7.75% Notes due December 15, 2029	June 15 and December 15
$515,917,000	4.250% Notes due 2030	4.250% Notes due 2030	January 15 and July 15
$443,223,000	6.000% Notes due 2037	6.000% Notes due 2037	January 15 and July 15
$1,332,639,000	5.100% Notes due 2040	5.100% Notes due 2040	March 1 and September 1
$399,131,000	5.250% Notes due 2042	5.250% Notes due 2042	February 1 and August 1
$427,662,000	4.750% Notes due 2043	4.750% Notes due 2043	April 15 and October 15
$210,863,000	4.250% Notes due 2044	4.250% Notes due 2044	January 15 and July 15
$150,000,000	7.375% Debentures due 2047	7.375% Debentures due 2047	February 15 and August 15
$386,754,000	5.350% Notes due 2049	5.350% Notes due 2049	January 1 and July 1
$39,170,000	7.625% Debentures due 2096	7.625% Debentures due 2096	May 1 and November 1

In exchange for each $1,000 principal amount of Apache Notes that is validly tendered prior to the Early Consent Date, and not validly withdrawn, holders will be eligible to receive the Total Consideration which consists of $     principal amount of APA Notes. The Total Consideration includes the Early Participation Premium of $     principal amount of APA Notes of the applicable series. In exchange for each $1,000 principal amount of Apache Notes that is validly tendered after the Early Consent Date but prior to the Expiration Date, and not validly withdrawn, holders will be eligible to receive only the Exchange Consideration of $     principal amount of APA Notes, which is equal to the Total Consideration less the Early Participation Premium.

The APA Notes will be issued in the following minimum denominations and integral multiples: the New March 2026 Notes, the New April 2026 Notes, the New 2029 Notes, the New 2047 Debentures, and the New 2096 Debentures will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and the New 2027 Notes, the New 2028 Notes, the New 2030 Notes, the New 2037 Notes, the New 2040 Notes, the New 2042 Notes, the New 2043 Notes, the New 20244 Notes, and the New 2049 Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of APA Notes—Principal, Maturity, and Interest.” If APA would be required to issue an APA Note in a denomination other than those noted above, as applicable, APA will, in lieu of such issuance:

•	issue an APA Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000; and

•	pay a cash amount equal to:

•

the difference between (i) the principal amount of the APA Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the APA Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount representing such difference to the Settlement Date.

The interest rate, interest payment dates, optional redemption prices, if applicable, and maturity date of each series of APA Notes to be issued by APA in the exchange offers will be the same as those of the corresponding series of Apache Notes to be exchanged. The APA Notes received in exchange for the tendered Apache Notes will accrue interest from (and including) the most recent date to which interest has been paid or duly provided for on those Apache Notes; provided, that interest will only accrue with respect to the aggregate principal amount of APA Notes you receive, which will be less than the principal amount of Apache Notes you tendered for exchange in the event that your Apache Notes are tendered after the Early Consent Date. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Apache Notes you exchange at the time of the exchange.

Each series of APA Notes is a new series of debt securities that will be issued under the Senior Indenture, dated June 30, 2021, between APA and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “APA Indenture”). The terms of the APA Notes will include those expressly set forth in such notes, an officers’ certificate, and the APA Indenture and those made part of the APA Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Apache is soliciting consents from the holders of each series of Apache Consent Notes to effect a number of amendments to each Apache Indenture under which each such series of Apache Consent Notes was issued and is governed. You may not consent to the proposed amendments to any Apache Indenture without tendering your Apache Consent Notes in the appropriate exchange offer, and you may not tender your Apache Consent Notes for exchange without consenting to the applicable proposed amendments. Apache is not soliciting consents from the holders of the 2027 Notes, the 2028 Notes, the 2030 Notes, and the 2049 Notes issued under the 2018 Apache Indenture because the 2018 Apache Indenture is not proposed to be amended. There are no material differences between the 2018 Apache Indenture and the APA Indenture, other than the identity of the issuer.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the Requisite Consents, as applicable. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to an exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date. For a description of the proposed amendments, see “The Proposed Amendments.” The proposed amendments will become effective with respect to any series of Apache Consent Notes for which the Requisite Consents have been received.

If the Requisite Consents are received and accepted and the other conditions to an exchange offer have been satisfied or, where permitted, waived, then promptly after the Expiration Date, Apache and the trustee under the applicable Apache Indenture will execute a supplemental indenture setting forth the proposed amendments and such supplemental indenture will become effective upon its execution and delivery. Each non-consenting holder of a series of Apache Consent Notes as to which the exchange offer has been consummated will be bound by the applicable supplemental indenture.

Conditions to the Exchange Offers and Consent Solicitations

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (a), with respect to the Apache Consent Notes, the receipt of the Requisite Consents described above under “ —Terms of the Exchange Offers and Consent Solicitations,” (b) the registration statement of which this prospectus forms a part has been declared effective by the Commission, and (c) the following statements being true:

1.

In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture, or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree, or injunction has been promulgated, enacted, entered, enforced, or deemed applicable to the exchange offers, the exchange of Apache Notes under an exchange offer, the consent solicitations, or the proposed amendments, by or before any court or governmental, regulatory, or administrative agency, authority, or tribunal, which either:

•

challenges the exchange offers, the exchange of Apache Notes under an exchange offer, the consent solicitations, or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict, or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of Apache Notes under an exchange offer, the consent solicitations, or the proposed amendments; or

•

in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities, or prospects of APA and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to APA of the exchange offers, the exchange of Apache Notes under an exchange offer, the related consent solicitation, or the proposed amendments, or might be material to holders of Apache Notes in deciding whether to accept the exchange offers and give their consents;

2.	None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in United States securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

3.

With respect to any exchange offer for a series of Apache Consent Notes, the trustee under the applicable Apache Indenture has executed and delivered a supplemental indenture reflecting the proposed amendments and has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, such exchange offer, the exchange of Apache Notes under an exchange offer, the consent solicitations, or our ability to effect the proposed amendments, nor has the trustee taken any action that challenges the validity or effectiveness of the procedures used by Apache or us in soliciting consents (including the form thereof) or making such exchange offer or consent solicitation.

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments, or circumstances shall be conclusive and binding, subject to the rights of the holders of the Apache Notes to challenge such determination in a court of competent jurisdiction. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offers shall be the time immediately following 5:00 p.m., New York City time, on     , 2024, subject to our right to extend that date and time in our sole discretion, in which case the Expiration Date shall be the latest date and time to which we have extended the relevant exchange offer.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the exchange offers and consent solicitations for each series of Apache Notes to:

•	delay accepting any Apache Notes, to extend the exchange offers and consent solicitations, or to terminate the exchange offers and consent solicitations and not accept any Apache Notes; and

•

amend, modify, or waive in part or whole, at any time prior to the expiration of the exchange offers, the terms of the exchange offers and consent solicitations in any respect, including waiver of any conditions to consummation of the exchange offers and consent solicitations (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission).

If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any extension, amendment, or termination of the exchange offers and consent solicitations, we will not be obligated to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Apache Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Apache Notes. We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw, or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Apache Note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and APA and a consent to the proposed amendments, in the case of the Apache Consent Notes, upon the terms and subject to the conditions of the relevant exchange offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New

York. The acceptance of the exchange offers by a tendering holder of Apache Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Apache Notes, free and clear of all liens, charges, claims, encumbrances, interests, and restrictions of any kind.

If the proposed amendments to any Apache Indenture with respect to a series of Apache Consent Notes have been adopted, the amendments will apply to all such Apache Consent Notes that are not acquired in the applicable exchange offer, even though the holders of those Apache Consent Notes did not consent to the proposed amendments. Thereafter, all such Apache Consent Notes will be governed by the applicable Apache Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in such Apache Indenture. In particular, holders of the Apache Consent Notes under each amended Apache Indenture will no longer have the option to require Apache to repurchase such holder’s securities upon a change of control. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Apache Indentures will afford reduced protection to remaining holders of Apache Consent Notes.”

Absence of Dissenters’ Rights

Holders of the Apache Notes do not have any appraisal or dissenters’ rights under New York law, the law governing each Apache Indenture, or under the terms of each Apache Indenture in connection with the exchange offers and consent solicitations.

Procedures for Tendering and Consenting

If you hold Apache Notes and wish to have those notes exchanged for APA Notes, you must validly tender (or cause the valid tender of) your Apache Notes using the procedures described in this prospectus. The proper tender of Apache Consent Notes will constitute a consent to the proposed amendments to the applicable Apache Indenture in respect of such tendered Apache Consent Notes.

The procedures by which you may tender or cause to be tendered Apache Notes are described below. No alternative, conditional, or contingent tenders will be accepted.

All of the Apache Notes were issued in book-entry form, and all of the Apache Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. Pursuant to authority granted by DTC, if you are a DTC participant that has Apache Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Apache Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Apache Notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent will establish accounts with respect to the Apache Notes at DTC for purposes of the exchange offers.

Any DTC participant may tender Apache Notes and, with respect to any holder of Apache Consent Notes, thereby deliver a consent to the proposed amendments to the applicable Apache Indenture, by effecting a book-entry transfer of the Apache Notes to be tendered in the exchange offers into the account of the exchange agent at DTC and electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer before the Expiration Date of the exchange offers.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC, and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Apache Notes that the participant has received and agrees to be bound by the terms and conditions of the exchange offers and consent solicitations as set forth in this prospectus and that APA and Apache may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the exchange offers.

Tender of Apache Notes (and corresponding consents thereto) will be accepted only in the following minimum denominations and integral multiples: the March 2026 Notes, the April 2026 Notes, the 2029 Notes, the 2047 Debentures, and the 2096 Debentures will be accepted only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and the 2027 Notes, the 2028 Notes, the 2030 Notes, the 2037 Notes, the 2040 Notes, the 2042 Notes, the 2043 Notes, the 20244 Notes, and the 2049 Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional, or contingent tenders will be accepted. Holders who tender less than all of their Apache Notes must continue to hold Apache Notes in the applicable minimum authorized denomination of $1,000 or 2,000 principal amount.

Apache Notes Held Through a Nominee

Currently, all of the Apache Notes are held in book-entry form and can only be tendered by following the procedures described above under “—Apache Notes Held with DTC.” However, if you are a beneficial owner of Apache Notes that are subsequently issued in certificated form and that are held of record by a broker, dealer, commercial bank, trust company, or other nominee, and you wish to tender Apache Notes in the exchange offers, you should contact the record holder promptly and instruct the record holder to tender the Apache Notes and thereby deliver a consent on your behalf using one of the procedures described above.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company, or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company, or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of Apache Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the particular exchange offer. Tenders of Apache Notes may not be withdrawn at any time thereafter. Consents to the proposed amendments in connection with the consent solicitations may be revoked at any time prior to the Expiration Date of the particular consent solicitation by withdrawing the tender of Apache Notes but may not be withdrawn at any time thereafter. A valid withdrawal of tendered Apache Consent Notes prior to the Expiration Date will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Apache Indenture.

Beneficial owners desiring to withdraw Apache Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Apache Notes. In order to withdraw Apache Notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP or (2) delivering to the exchange agent by mail, hand delivery, or facsimile transmission notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, each series of Apache Notes subject to the notice, and the principal amount of each series of Apache Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program, or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Apache Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

If you are a beneficial owner of Apache Notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the exchange agent for instructions.

Withdrawals of tenders of Apache Notes may not be rescinded and any Apache Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Apache Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date of the applicable exchange offer.

No letter of transmittal will be used in connection with the exchange offers. The valid electronic transmission of acceptance through ATOP will constitute delivery of Apache Notes in connection with the exchange offers and the consent of the holders of Apache Consent Notes in connection with the consent solicitations, by which each tendering holder of Apache Notes irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Apache Notes (with full knowledge that the exchange agent also acts as the agent of APA), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Apache Notes tendered to be assigned, transferred and exchanged in the exchange offers. There are no guaranteed delivery procedures for the exchange offers.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender or withdrawal of Apache Notes in connection with the exchange offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders or withdrawals not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender or withdrawal of any Apache Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. None of APA, Apache, the exchange agent, the information agent, any trustee under the Apache Indentures and the APA Indenture, or any other person will be under any duty to give notification of any defects or irregularities in tenders or withdrawals or incur any liability for failure to give any such notification.

Tenders or withdrawals of Apache Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Apache Notes received by the exchange agent in connection with any exchange offer that are not validly tendered or withdrawn and as to which the irregularities have not been cured or waived will be returned by the exchange agent to (i) you by mail if they were tendered or withdrawn in certificated form or (ii) if they were tendered or withdrawn through the ATOP procedures, to the DTC participant who delivered such Apache Notes by crediting an account maintained at DTC designated by such DTC participant, in either case promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

We may also in the future seek to acquire untendered Apache Notes in open market or privately-negotiated transactions, through subsequent exchange offers, or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers.

Acceptance of Apache Notes for Exchange; APA Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, we will issue the APA Notes in book-entry form in connection with the exchange offers promptly on the Settlement Date in exchange for Apache Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange.

We will be deemed to have accepted validly tendered Apache Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the Apache Indentures, as applicable) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of APA Notes in connection with the exchange of Apache Notes accepted by us will be made by the exchange agent on the Settlement Date, upon receipt of such notice. The exchange agent will act as agent for participating holders of the Apache Notes for the purpose of receiving consents (with respect to the Apache Consent Notes) and Apache Notes from, and transmitting APA Notes to, such holders. If any tendered Apache Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Apache Notes are withdrawn prior to the Expiration Date of the exchange offers, such unaccepted or withdrawn Apache Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

In no event will interest accrue or be payable by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will APA be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

It is anticipated that Apache and the applicable trustee will execute and deliver each applicable supplemental indenture, and the proposed amendments with respect to each series of Apache Consent Notes for which the Requite Consents are received will become effective, promptly following the Expiration Date.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Apache Notes to us in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder. The amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Apache Notes tendered by such holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any “reportable payments” made to certain holders of Apache Notes (or other payees) pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of Apache Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24% for payments made before January 1, 2026). If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a penalty may be imposed by the IRS and/or reportable payments made with respect to Apache Notes exchanged pursuant to the exchange offers may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information. Certain holders (including, among others, certain corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders that are U.S. persons for U.S. federal income tax purposes should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date, and send the IRS Form W-9 to the exchange agent. Foreign holders may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting that the holder is not a U.S. person as defined in the Internal Revenue Code of 1986, as amended (the “Code”). The applicable IRS Form W-8 can be obtained from the IRS or from the exchange agent.

If backup withholding applies, the exchange agent is required to withhold on any reportable payments made to the tendering holders (or other payees). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of APA and Apache reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the exchange agent for the exchange offers and consent solicitations. Letters of transmittal and consent and all correspondence in connection with the exchange offers should be sent or delivered by each holder of Apache Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company, or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers and the consent solicitations and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any Apache Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company, or other nominee may also contact such record holder for assistance concerning the exchange offers.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the Apache Notes will be borne by us. The principal solicitations are being made by electronic delivery and/or mail; however, additional solicitations may be made by facsimile transmission, telephone, or in person by the information agent and exchange agent, as well as by officers and other employees of APA and its affiliates.

If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company, or other nominee, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF DIFFERENCES BETWEEN THE APACHE NOTES AND THE APA NOTES

The following is a summary comparison of the material terms of the Apache Notes and the APA Notes that differ. The APA Notes issued in the exchange offer will be governed by the APA Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to the 1996 Apache Indenture, the 1999 Apache Indenture, the 2011 Apache Indenture, the 2018 Apache Indenture, the APA Indenture, and the applicable forms of notes. Copies of those indentures and forms of notes are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request.

The March 2026 Notes, the April 2026 Notes, the 2037 Notes, the 2040 Notes, the 2042 Notes, the 2047 Debentures, and the 2096 Debentures represent, as of the date of this prospectus, the only debt securities issued and currently outstanding under the 1996 Apache Indenture.

The 2029 Notes represent, as of the date of this prospectus, the only debt securities issued and currently outstanding under the 1999 Apache Indenture.

The 2043 Notes and the 2044 Notes represent, as of the date of this prospectus, the only debt securities issued and currently outstanding under the 2011 Apache Indenture.

In addition to the 2027 Notes, the 2028 Notes, the 2030 Notes, and the 2049 Notes, as of the date of this prospectus, there is currently $50,616,000 aggregate principal amount of 4.625% notes due 2025 (the “2025 Notes”) issued and outstanding under the 2018 Apache Indenture. The 2025 Notes are not part of the exchange offers and consent solicitations.

There are no material differences between the 2018 Apache Indenture and the APA Indenture, other than the identity of the issuer. As a result, the Apache Notes issued under the 2018 Apache Indenture are not included in the following comparison and the 2018 Apache Indenture is not proposed to be amended as part of the consent solicitations.

Other terms used in the comparison of the Apache Notes and the APA Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the applicable indenture or the applicable form of notes, as applicable. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.

The description of the Apache Notes reflects the Apache Notes as currently constituted and does not reflect any changes to the covenants and other terms of the Apache Notes or the applicable Apache Indenture that may be effected following the consent solicitations as described under “The Proposed Amendments.”

	Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes

Limitation on liens	Section 1005	Section 1004

	Neither Apache nor any of its Subsidiaries may issue, assume, or guaranty any notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed secured by any Lien on any asset without making effective provision whereby all debt securities issued and outstanding under the applicable	Neither APA nor any of its Subsidiaries may issue, assume, or guaranty any notes, bonds, debentures, or other similar evidences of Indebtedness for money borrowed secured by any Lien on any Principal Property without making effective provision whereby all debt securities issued and outstanding

Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes

indenture are equally and ratably secured, for so long as such obligations are so secured, subject to certain exceptions.

Notwithstanding the foregoing, Apache and its Subsidiaries may issue, assume, or guaranty indebtedness secured by Liens on assets without regard to indebtedness in any aggregate principal amount which, together with the aggregate outstanding principal amount of all other indebtedness of Apache and its Subsidiaries so secured (excluding indebtedness secured by specified permitted Liens), and the aggregate amount of Sale/Leaseback Transaction obligations which would otherwise be subject to the provisions of Section 1006 (discussed below), does not at the time such indebtedness is incurred exceed 10% of Apache’s Consolidated Net Worth as shown on the most recent audited consolidated balance sheet of Apache and its Subsidiaries.

“Consolidated Net Worth” is defined as the consolidated stockholders’ equity of Apache, determined in accordance with generally accepted accounting principles.

under the applicable indenture are equally and ratably secured, for so long as such obligations are so secured, subject to certain exceptions.

Notwithstanding the foregoing, APA and its Subsidiaries may issue, assume, or guaranty Indebtedness secured by Liens on assets without regard to Indebtedness in any aggregate principal amount which, together with the aggregate outstanding principal amount of all other Indebtedness of APA and its Subsidiaries so secured (excluding Indebtedness secured by specified permitted Liens), does not at the time such Indebtedness is incurred exceed 15% of APA’s Consolidated Net Tangible Assets as shown on the most recent audited consolidated balance sheet of APA and its Subsidiaries.

“Principal Property” is defined as a property interest in any (i) oil, gas, or other liquid or gaseous hydrocarbon or (ii) natural gas, natural gas liquid, or crude oil pipeline, distribution system, gathering system, storage facility, or processing plant, and in the case of (i) and (ii), owned by APA or its Subsidiaries, located in the United States or offshore the United States, and the gross book value (without deduction of any depreciation or depletion reserves) of which, as shown on the books of the owner thereof on the date as of which the determination is being made, exceeds 5% of Consolidated Net Tangible Assets as shown on the most recent fiscal quarter-end or year-end, as the case may be, consolidated balance sheet of APA and its Subsidiaries, other than any such property that

	Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes
the Board of Directors declares is not material to the business of APA and its Subsidiaries as an entirety.

“Consolidated Net Tangible Assets” is defined as the aggregate amount of assets of APA and its Subsidiaries (including investments in non-consolidated Persons) after deducting therefrom (a) all current liabilities (excluding current maturities of Funded Debt and any current liabilities constituting Funded Debt by reason of being renewable or extendible at the option of the obligor) and (b) all goodwill, trade names, trademarks, and patents, all as set forth on a consolidated balance sheet of APA and its consolidated Subsidiaries and computed in accordance with GAAP.

“Funded Debt” means all Indebtedness of Apache or any of its Subsidiaries for borrowed money which is not by its terms subordinated in right of payment to the prior payment in full of the Securities, having a maturity of more than 12 months from the date of issuance or having a maturity of less than 12 months from such date of issuance but by its terms being (a) renewable or extendible beyond 12 months from such date at the option of the obligor or (b) issued in connection with a commitment by a bank or other financial institution to lend so that such Indebtedness is treated as though it had a maturity in excess of 12 months pursuant to GAAP.

Limitation on sale/leaseback transactions	Section 1006	Not applicable

Neither Apache nor any Subsidiary may enter into any Sale/Leaseback Transaction with

Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes
any Person (other than Apache or a Subsidiary) providing for a term of more than three years unless:

(a) Apache or such Subsidiary would be permitted, pursuant to the terms of the Limitation on Liens covenant described above, to incur indebtedness in an aggregate principal amount equal to or exceeding the value of the Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction;

(b) since the date of the applicable indenture and within a period commencing six months prior to the Sale/Leaseback Transaction and ending six months after the consummation thereof, Apache or such Subsidiary expends for any property (including amounts expended for the acquisition, exploration, drilling or development thereof, or for additions, alterations, improvements, or repairs thereto) an amount up to the net proceeds of such Sale/Leaseback Transaction, and Apache elects to designate such amount as a credit against such Sale/Leaseback Transaction (with any amount of such net proceeds not being so designated to be applied as set forth in paragraph (c) below); or

(c) Apache, during or immediately after the expiration of the 12-month period following the consummation of the Sale/Leaseback Transaction, applies to the voluntary retirement, redemption or defeasance of the applicable debt securities and its other senior indebtedness an amount equal to the greater of (i) the net proceeds of the Sale/ Leaseback Transaction and (ii) the

	Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes

fair value, in the opinion of the Board of Directors of Apache, of the subject property of the Sale/Leaseback Transaction at the time of such transaction (adjusted, in either case, to reflect the remaining term of the lease and any amount applied pursuant to paragraph (b) above), less an amount equal to the principal amount of other senior indebtedness voluntarily retired by Apache during such 12-month period.

“Sale/Leaseback Transaction” is defined as any arrangement providing for the leasing to Apache or any Subsidiary by any Person (other than Apache or a Subsidiary) of any property which has been, or is to be, sold or transferred by Apache or such Subsidiary to such Person or to any Person (other than Apache or a Subsidiary) to which funds have been or are to be advanced by such Person on the security of the leased property, except with respect to any lease that secures or relates to obligations issued by or on behalf of (a) the United States, any state, or any department, agency, or instrumentality of either, (b) a foreign government, any state, or any department, agency, or instrumentality of either, or (c) an international finance agency or any division or department thereof, in connection with the financing of the cost of construction, improvement or equipping of such property.

Purchases of securities upon Change in Control	Article Fifteen	Not applicable

Upon the occurrence of a Change in Control, each holder of outstanding debt securities under the applicable indenture will have the option to require Apache to

Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes

repurchase such holder’s securities, at the applicable price specified in such securities.

“Change in Control” is defined as the occurrence of any of the following events:

(a) Any person or group of persons has become the beneficial owner of either (i) 50% or more of the shares of Apache common stock then outstanding or (ii) 50% or more of the voting power of the Voting Stock of Apache then outstanding, subject to certain exceptions;

(b) Any sale, transfer, lease, or conveyance of all or substantially all of the properties and assets of Apache to any other entity (other than a Subsidiary of Apache); or

(c) Any consolidation of Apache with or merger of Apache with or into any other Person (whether or not affiliated with Apache) in which the Company is not the sole surviving or continuing corporation or pursuant to which the shares of Apache common stock outstanding immediately prior to the consummation of such consolidation or merger are converted into cash, securities, or other property, other than a consolidation or merger in which the holders of shares of Apache common stock receive, directly or indirectly, (i) 75% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such consolidation or merger and (ii) securities representing 75% or more of the combined voting power of the Voting Stock of the sole surviving or continuing corporation outstanding

	Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes
immediately following the consummation thereof of such consolidation or merger.

Reports by Apache/APA	Section 704	Section 704

	Apache will file with the trustee the reports, documents, and other information that Apache is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or if it is not so required to file reports, documents, and other information with the SEC, Apache will file such supplemental and periodic information, documents, and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in the rules and regulations of the SEC; provided that the filing of any such reports, documents, and other information with the SEC’s EDGAR system is deemed to satisfy this requirement.	As long as any debt securities are outstanding under the APA Indenture, APA will file with the trustee the reports, documents, and other information that APA is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that the filing of any such reports, documents, and other information with the SEC’s EDGAR system is deemed to satisfy this requirement.

Events of Default	Clauses (4) and (5) of Section 501	Section 501

The definition of “Event of Default,” with respect to any series of outstanding securities under the indenture, includes the following two events:

(a) An event of default occurs under other Indebtedness of Apache or any Subsidiary and results in Indebtedness of Apache or any Subsidiary in excess of $25,000,000 aggregate principal amount becoming or being declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable, and such acceleration is not rescinded or annulled, or such Indebtedness is not discharged, within 30 days

The definition of “Event of Default” does not include these two events.

	Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes

after notice of such event of default is given to Apache by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(b) Apache or any Subsidiary fails within 60 days to pay, bond or otherwise discharge any judgment, court order or uninsured monetary damage award in excess of $25,000,000 aggregate principal amount, which is not stayed on appeal or is not otherwise being appropriately contested in good faith.

Supplemental indentures with the consent of holders	Section 902	Section 902

	The consent of holders of at least 66 2⁄3% in principal amount of the outstanding securities of each affected series is required to authorize Apache and the trustee to enter into a supplemental indenture for the purpose of adding any provisions to or changing or eliminating any of the provisions of the indenture or of modifying the rights of the holders of securities of such series under the indenture or of the securities of such series, except for certain changes that require the consent of all holders of each outstanding security affected thereby.	The consent of holders of a majority in principal amount of the outstanding securities of each affected series is required to authorize APA and the trustee to enter into a supplemental indenture for the purpose of adding any provisions to or changing or eliminating any of the provisions of the indenture or of modifying the rights of the holders of securities of such series under the indenture or of the securities of such series, except for certain changes that require the consent of all holders of each outstanding security affected thereby.

Redemption of securities	Sections 1102 and 1104	Sections 1102 and 1104

Apache is required to give notice to the trustee of any redemption of securities at the option of Apache at least 60 days before the redemption date fixed by Apache, unless the trustee allows for a shorter notice period.

Notice of redemption is required to be given to holders of securities

APA is required to give notice to the trustee of any redemption of securities at the option of APA at least seven days before notice of redemption is required to be sent to the holders of securities, unless the trustee allows for a shorter notice period.

Notice of redemption is required to be given to holders of securities

	Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes
	not less than 30 nor more than 60 days prior to the redemption date.	not less than 10 nor more than 60 days prior to the redemption date.

Additional amounts

Section 1004 of the 1999 Apache Indenture

The 1999 Apache Indenture and the terms of the 2029 Notes (which were originally issued by a Canadian subsidiary of Apache) provide that Apache must make all payments of, or in respect of, principal of and any premium and interest on the 2029 Notes without withholding or deduction for any taxes imposed or levied by or on behalf of any Canadian taxing authorities. If Canadian taxing authorities nonetheless require Apache to withhold taxes, subject to certain exceptions, Apache must pay as additional interest an amount that will result, after deducting the taxes, in the payment to the holder of the 2029 Notes of the amount that would have been paid if no withholding was required.

The 2029 Notes also provide that if, as a result of certain changes in tax law, Apache is required to pay such additional amounts in respect of the 2029 Notes, it may, at its option, redeem all, but not less than all, of the outstanding 2029 Notes at a redemption price equal to 100% of the principal amount of such notes, plus accrued interest to the date of redemption.

In 2017, Apache assumed the obligations under the 2029 Notes and the 1999 Apache Indenture as obligor, and its Canadian subsidiary was released from all obligations under the 2029 Notes and the 1999 Apache Indenture.

Not applicable

	Apache Notes issued under 1996 Apache Indenture, 1999 Apache Indenture, and 2011 Apache Indenture	APA Notes
Conditional right to advance maturity	The 2047 Debentures and the 2096 Debentures provide that upon the occurrence of a Tax Event, as defined in the 1996 Apache Indenture, Apache will have the right, without the consent of the holders of the applicable series of debentures, to advance the maturity date of such series of debentures to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after advancing the maturity date, interest paid on such series of debentures will be deductible for U.S. federal income tax purposes.	The New 2047 Debentures will not include such conditional right to advance maturity, as they will be issued with approximately 23 years to maturity and therefore the risk of a Tax Event applying to such debentures is minimal. The New 2096 Debentures will include such conditional right to advance maturity in substantially the same form as in the 2096 Debentures.

THE PROPOSED AMENDMENTS

Concurrently with the exchange offers, Apache is soliciting the consent of the holders of Apache Consent Notes to amend the Apache Indentures to, among other things, eliminate certain restrictive covenants, conform certain restrictive covenants to those in the APA Indenture, eliminate certain events of default, amend the required notice periods in a redemption of securities, and make certain conforming changes to such indentures to reflect the proposed amendments. The proposed amendments are the same for each series of the Apache Consent Notes. If the proposed amendments described below are adopted with respect to a series of Apache Consent Notes, the amendments will apply to all Apache Consent Notes of such series not acquired in the exchange offers. Thereafter, all such Apache Consent Notes will be governed by the applicable Apache Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the applicable Apache Indenture. See “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations—The proposed amendments to the Apache Indentures will reduce protections for remaining holders of Apache Consent Notes.”

The descriptions below of the provisions of the Apache Indentures and the applicable forms of notes to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the applicable Apache Indenture, the applicable form of notes, and the form of supplemental indenture to the applicable Apache Indenture that contains the proposed amendments. A copy of each form of supplemental indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.

The proposed amendments for each series of Apache Consent Notes constitute a single proposal, and a consenting holder must consent to the proposed amendments in their entirety and may not consent selectively with respect to only certain of the proposed amendments.

Pursuant to the Apache Indentures and related supplemental indentures for each applicable series of Apache Consent Notes, the proposed amendments require the consent of at least 66 2⁄3% in aggregate principal amount of the outstanding Apache Consent Notes of such series affected by the supplemental indenture. Any Apache Consent Notes held by Apache or any person directly or indirectly controlling or controlled by or under direct or indirect common control with Apache (including APA) are not considered to be “outstanding” for this purpose.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of Apache Consent Notes under the Apache Indentures is:

Series of Apache Notes	Principal amount outstanding
7.70% Notes due 2026	$78,588,000
7.95% Notes due 2026	132,118,000
7.75% Notes due December 15, 2029	235,407,000
6.000% Notes due 2037	443,223,000
5.100% Notes due 2040	1,332,639,000
5.250% Notes due 2042	399,131,000
4.750% Notes due 2043	427,662,000
4.250% Notes due 2044	210,863,000
7.375% Debentures due 2047	150,000,000
7.625% Debentures due 2096	39,170,000

The valid tender of a holder’s Apache Consent Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.

If the Requisite Consents with respect to a series of Apache Consent Notes under the applicable Apache Indenture have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or, where permitted, waived, as applicable, the following amendments will be made to the applicable Apache Indenture for that series of Apache Consent Notes:

•	The following articles, sections, or provisions will be deleted:

•	Clauses (4) and (5) of Section 501 – Events of Default

•	Section 1006 – Limitation on Sale/Leaseback Transactions

•	Article Fifteen – Purchases of Securities Upon Change in Control

•	The following sections will be amended to conform to the comparable sections in the APA Indenture, as summarized under “Description of Differences Between the Apache Notes and the APA Notes”:

•	Section 1005 – Limitation on Liens

•	Section 704 – Reports by Company

•	Section 1102 – Election to Redeem; Notice to Trustee

•	Section 1104 – Notice of Redemption

•

The definition of “Indebtedness” will be amended to be “any obligation created or assumed by any Person for the repayment of money borrowed, any purchase money obligation created or assumed by such Person, and any guarantee of the foregoing.”

The following table summarizes the proposed amendments to certain specified provisions of the Apache Indentures.

	Apache Indentures prior to the proposed amendments	Apache Indentures reflecting the proposed amendments

Limitation on liens	Section 1005	Section 1004

Neither Apache nor any of its Subsidiaries may issue, assume, or guaranty any notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed secured by any Lien on any asset without making effective provision whereby all debt securities issued and outstanding under the applicable indenture are equally and ratably secured, for so long as such obligations are so secured, subject to certain exceptions.

Notwithstanding the foregoing, Apache and its Subsidiaries may issue, assume, or guaranty indebtedness secured by Liens on assets without regard to indebtedness in any aggregate principal amount which, together with the aggregate outstanding principal amount of all other indebtedness of Apache and its

Neither Apache nor any of its Subsidiaries may issue, assume, or guaranty any notes, bonds, debentures, or other similar evidences of Indebtedness for money borrowed secured by any Lien on any Principal Property without making effective provision whereby all debt securities issued and outstanding under the applicable indenture are equally and ratably secured, for so long as such obligations are so secured, subject to certain exceptions.

Notwithstanding the foregoing, Apache and its Subsidiaries may issue, assume, or guaranty Indebtedness secured by Liens on assets without regard to Indebtedness in any aggregate principal amount which, together with the aggregate outstanding principal amount of all other

Apache Indentures prior to the proposed amendments	Apache Indentures reflecting the proposed amendments

Subsidiaries so secured (excluding indebtedness secured by specified permitted Liens), and the aggregate amount of Sale/Leaseback Transaction obligations which would otherwise be subject to the provisions of Section 1006 (discussed below), does not at the time such indebtedness is incurred exceed 10% of Apache’s Consolidated Net Worth as shown on the most recent audited consolidated balance sheet of Apache and its Subsidiaries.

“Consolidated Net Worth” is defined as the consolidated stockholders’ equity of Apache, determined in accordance with generally accepted accounting principles.

Indebtedness of Apache and its Subsidiaries so secured (excluding Indebtedness secured by specified permitted Liens), does not at the time such Indebtedness is incurred exceed 15% of Apache’s Consolidated Net Tangible Assets as shown on the most recent audited consolidated balance sheet of Apache and its Subsidiaries.

“Principal Property” is defined as a property interest in any (i) oil, gas, or other liquid or gaseous hydrocarbon or (ii) natural gas, natural gas liquid, or crude oil pipeline, distribution system, gathering system, storage facility, or processing plant, and in the case of (i) and (ii), owned by Apache or its Subsidiaries, located in the United States or offshore the United States, and the gross book value (without deduction of any depreciation or depletion reserves) of which, as shown on the books of the owner thereof on the date as of which the determination is being made, exceeds 5% of Consolidated Net Tangible Assets as shown on the most recent fiscal quarter-end or year-end, as the case may be, consolidated balance sheet of Apache and its Subsidiaries, other than any such property that the Board of Directors declares is not material to the business of Apache and its Subsidiaries as an entirety.

“Consolidated Net Tangible Assets” is defined as the aggregate amount of assets of Apache and its Subsidiaries (including investments in non-consolidated Persons) after deducting therefrom (a) all current liabilities (excluding current maturities of Funded Debt and any current liabilities constituting Funded Debt by reason of being renewable or

	Apache Indentures prior to the proposed amendments	Apache Indentures reflecting the proposed amendments

extendible at the option of the obligor) and (b) all goodwill, trade names, trademarks, and patents, all as set forth on a consolidated balance sheet of Apache and its consolidated Subsidiaries and computed in accordance with GAAP.

“Funded Debt” means all Indebtedness of Apache or any of its Subsidiaries for borrowed money which is not by its terms subordinated in right of payment to the prior payment in full of the Securities, having a maturity of more than 12 months from the date of issuance or having a maturity of less than 12 months from such date of issuance but by its terms being (a) renewable or extendible beyond 12 months from such date at the option of the obligor or (b) issued in connection with a commitment by a bank or other financial institution to lend so that such Indebtedness is treated as though it had a maturity in excess of 12 months pursuant to GAAP.

Reports by Apache	Section 704	Section 704

	Apache will file with the trustee the reports, documents, and other information that Apache is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or if it is not so required to file reports, documents, and other information with the SEC, Apache will file such supplemental and periodic information, documents, and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in the rules and regulations of	As long as any debt securities are outstanding under an Apache Indenture, Apache will file with the trustee the reports, documents, and other information that Apache is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that the filing of any such reports, documents, and other information with the SEC’s EDGAR system is deemed to satisfy this requirement.

	Apache Indentures prior to the proposed amendments	Apache Indentures reflecting the proposed amendments
the SEC; provided that the filing of any such reports, documents, and other information with the SEC’s EDGAR system is deemed to satisfy this requirement.

Redemption of securities	Sections 1102 and 1104	Sections 1102 and 1104

Apache is required to give notice to the trustee of any redemption of securities at the option of Apache at least 60 days before the redemption date fixed by Apache, unless the trustee allows for a shorter notice period.

Notice of redemption is required to be given to holders of securities not less than 30 nor more than 60 days prior to the redemption date.

Apache is required to give notice to the trustee of any redemption of securities at the option of Apache at least seven days before notice of redemption is required to be sent to the holders of securities, unless the trustee allows for a shorter notice period.

Notice of redemption is required to be given to holders of securities not less than 10 nor more than 60 days prior to the redemption date.

Company Reporting Covenant. The proposed amendments would delete the requirement for Apache to file reports, documents, and other information with the applicable trustee and the SEC if it is not otherwise required to file such reports, documents, and other information with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Conforming Changes, etc. The proposed amendments would also amend the applicable Apache Indentures to make certain conforming or other changes to such indenture, including addition, modification, or deletion of certain definitions and cross-references.

Effectiveness of the Supplemental Indentures and Proposed Amendments

The proposed amendments will be set forth in a supplemental indenture to each applicable Apache Indenture. It is anticipated that Apache and the applicable trustee will execute and deliver each applicable supplemental indenture, and the proposed amendments with respect to each series of Apache Consent Notes for which the Requite Consents are received will become effective, promptly following the Expiration Date.

DESCRIPTION OF APA NOTES

References in this section to “APA,” “we,” “us” and “our” are to APA Corporation, unless otherwise stated or the context so requires.

The New March 2026 Notes, the New April 2026 Notes, the New 2027 Notes, the New 2028 Notes, the New 2029 Notes, the New 2030 Notes, the New 2037 Notes, the New 2040 Notes, the New 2042 Notes, the New 2043 Notes, the New 2047 Debentures, the New 2049 Notes, and the New 2096 Debentures (collectively, the “APA Notes”) will be issued by APA under the APA Indenture, in connection with the exchange offers for Apache Notes described elsewhere in this prospectus. The terms of the APA Notes will include those stated in the APA Indenture and those made part of the APA Indenture by reference to the Trust Indenture Act.

This description is a summary of the material provisions of the APA Notes and the APA Indenture. This description does not restate those agreements and instruments in their entirety. You should refer to the applicable APA Note and the APA Indenture, copies of which are attached as exhibit to the registration statement of which this prospectus is a part.

Principal, Maturity, and Interest

The APA Notes are being offered in the amounts listed below with the interest rates, maturity dates, and first interest payment dates as set forth below:

Title of series	Aggregate principal amount	Interest rate	Maturity date	Date interest accrues from	First interest payment date
7.70% Notes due 2026	$78,588,000	7.70%	March 15, 2026	September 15, 2024	March 15, 2025
7.95% Notes due 2026	$132,118,000	7.95%	April 15, 2026	October 15, 2024	April 15, 2025
4.875% Notes due 2027	$107,724,000	4.875%	November 15, 2027	November 15, 2024	May 15, 2025
4.375% Notes due 2028	$324,715,000	4.375%	October 15, 2028	October 15, 2024	April 15, 2025
7.75% Notes due December 15, 2029	$235,407,000	7.75%	December 15, 2029	June 15, 2024	December 15, 2024
4.250% Notes due 2030	$515,917,000	4.250%	January 15, 2030	July 15, 2024	January 15, 2025
6.000% Notes due 2037	$443,223,000	6.000%	January 15, 2037	July 15, 2024	January 15, 2025
5.100% Notes due 2040	$1,332,639,000	5.100%	September 1, 2040	September 1, 2024	March 1, 2025
5.250% Notes due 2042	$399,131,000	5.250%	February 1, 2042	August 1, 2024	February 1, 2025
4.750% Notes due 2043	$427,662,000	4.750%	April 15, 2043	October 15, 2024	April 15, 2025
4.250% Notes due 2044	$210,863,000	4.250%	January 15, 2044	July 15, 2024	January 15, 2025
7.375% Debentures due 2047	$150,000,000	7.375%	August 15, 2047	August 15, 2024	February 15, 2025
5.350% Notes due 2049	$386,754,000	5.350%	July 1, 2049	July 1, 2024	January 1, 2025
7.625% Debentures due 2096	$39,170,000	7.625%	November 1, 2096	November 1, 2024	May 1, 2025

We will pay interest on the APA Notes to the person in whose name the APA Notes are registered on the regular record date (as defined in the APA Indenture) set forth in the table below. We will issue the APA Notes in the minimum denominations and in the integral multiples as set forth in the table below. Interest on the APA Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Title of series	Interest payable dates	Regular record dates	Minimum denominations / integral multiples
7.70% Notes due 2026	March 15 and September 15	Last day of February and August 31	$1,000 / $1,000
7.95% Notes due 2026	April 15 and October 15	March 31 and September 30	$1,000 / $1,000
4.875% Notes due 2027	May 15 and November 15	April 30 and October 31	$2,000 / $1,000
4.375% Notes due 2028	April 15 and October 15	April 1 and October 1	$2,000 / $1,000
7.75% Notes due December 15, 2029	June 15 and December 15	June 1 and December 1	$1,000 / $1,000
4.250% Notes due 2030	January 15 and July 15	January 1 and July 1	$2,000 / $1,000
6.000% Notes due 2037	January 15 and July 15	January 1 and July 1	$2,000 / $1,000
5.100% Notes due 2040	March 1 and September 1	February 15 and August 15	$2,000 / $1,000
5.250% Notes due 2042	February 1 and August 1	January 15 and July 15	$2,000 / $1,000
4.750% Notes due 2043	April 15 and October 15	April 1 and October 1	$2,000 / $1,000
4.250% Notes due 2044	January 15 and July 15	January 1 and July 1	$2,000 / $1,000
7.375% Debentures due 2047	February 15 and August 15	January 31 and July 31	$1,000 / $1,000
5.350% Notes due 2049	January 1 and July 1	December 15 and June 15	$2,000 / $1,000
7.625% Debentures due 2096	May 1 and November 1	April 15 and October 15	$1,000 / $1,000

Ranking

The APA Notes will be unsecured general obligations of APA and will rank equally with each other and with all other unsubordinated indebtedness of APA from time to time outstanding. However, the APA Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries (including any Apache Notes not exchanged for APA Notes and the 2025 Notes) and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the APA Notes. Accordingly, the APA Notes will be effectively subordinated to the claims of third-party creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

No Listing

The APA Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Covenants

The APA Indenture contains a provision that restricts our ability to consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity. See “—Merger, Consolidation, and Sale of Assets.” The APA Indenture also contains a provision that restricts the ability of APA and our subsidiaries (including Apache) to issue, assume, or guarantee any notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest, or other encumbrance—defined in the senior indenture as “liens”—upon any of its principal property without providing that any and all senior debt securities then or thereafter outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. See “Description of Differences Between the Apache Notes and the APA Notes.” The APA Indenture contains no other restrictive covenants, including those that would afford holders of the APA Notes protection in the event of a highly-leveraged transaction involving APA or any of its affiliates or other events involving us that may adversely affect our creditworthiness or the value of the APA Notes. The APA Indenture also does not contain any covenants relating to total indebtedness of APA or its subsidiaries (including Apache), interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios, or acquisitions and divestitures. The APA Notes will not have the benefit of covenants that relate to subsidiary guarantees and limitations on sale/leaseback transactions.

Further Issuances

APA may, without the consent of the holders of the APA Notes of any series, issue additional notes having the same ranking and the same interest rate, the same maturity date, and other terms as the APA Notes of any series (except for issue date, public offering price and the first interest payment date). Any additional notes having such similar terms, together with the APA Notes of the applicable series, will constitute a single series of debt securities under the APA Indenture, and will vote together as one class on all matters with respect to such series of APA Notes.

Optional Redemption

With Par Call

We may redeem the New 2027 Notes, the New 2028 Notes, the New 2030 Notes, the New 2040 Notes, the New 2042 Notes, the New 2043 Notes, the New 2044 Notes, and the New 2049 Notes (the “Par Call Notes”) at our option, in whole or in part, prior to the applicable Par Call Date listed in the table below at any time and from time to time. The redemption price will be equal to the greater of:

•	100% of the principal amount of the series of Par Call Notes being redeemed on the redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Par Call Notes of that series being redeemed on that redemption date (not including the amount, if any, of accrued and unpaid interest to the date of redemption), in the case of the New 2027 Notes only, that would have been due if the New 2027 Notes had matured on the applicable Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below), plus accrued and unpaid interest on the principal amount of the Par Call Notes being redeemed to the applicable redemption date.

Each series of Par Call Notes may be redeemed at any time on or after the applicable Par Call Date, in whole or in part, at a redemption price equal to 100% of the principal amount of the Par Call Notes to be redeemed, plus accrued but unpaid interest to, but not including, the redemption date.

Title of series	Par Call Date	Make-whole spread
4.875% Notes due 2027	May 15, 2027	50 bps
4.375% Notes due 2028	July 15, 2028	25 bps
4.250% Notes due 2030	October 15, 2029	35 bps
5.100% Notes due 2040	March 1, 2040	25 bps
5.250% Notes due 2042	August 15, 2041	20 bps
4.750% Notes due 2043	October 15, 2042	20 bps

Title of series	Par Call Date	Make-whole spread
4.250% Notes due 2044	July 15, 2043	25 bps
5.350% Notes due 2049	January 1, 2049	45 bps

With No Par Call

The New 2037 Notes may be redeemed in whole or in part, at our option, at any time and from time to time. The redemption price will be equal to the greater of:

•	100% of the principal amount of the New 2037 Notes being redeemed on the redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the New 2037 Notes being redeemed on that redemption date (not including the amount, if any, of accrued and unpaid interest to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus accrued but unpaid interest to, but not including, the redemption date.

Below are definitions related to the optional redemption provisions described above.

“Treasury Rate” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the Calculation Date (as defined below) or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day next preceding such Redemption Date (the “Calculation Date”).

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the APA Notes to be redeemed, in the case of the New 2027 Notes only, calculated as if the maturity date of the New 2027 Notes were the Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such APA Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means the institutions set forth in the applicable form of note or their respective successors, as specified by the Company, or, if those firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means each of the institutions set forth in the applicable form of note and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S.

government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and any one other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

General Redemption Provisions

Notwithstanding the foregoing, installments of interest on the applicable APA Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the applicable APA Notes and the APA Indenture.

We will transmit notice of any redemption at least 10 days, but not more than 60 days, before the redemption date to each holder of record of APA Notes to be redeemed at its registered address. Once notice of redemption is transmitted, the APA Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such APA Notes to the redemption date. From and after the redemption date, such APA Notes will cease to bear interest (unless we fail to pay the redemption price (and accrued and unpaid interest) for the APA Notes subject to redemption).

On and after the redemption date, interest will cease to accrue on the APA Notes or any portion of the APA Notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the APA Notes to be redeemed on that date. If fewer than all of the APA Notes of any series are to be redeemed, the APA Notes to be redeemed shall be selected on a pro rata basis (or, in the case of APA Notes issued in global form, based on the method as DTC may require).

The APA Notes are not entitled to the benefit of a sinking fund.

No Optional Redemption

The New March 2026 Notes, the New April 2026 Notes, the New 2029 Notes, the New 2047 Debentures, and the New 2096 Debentures are not redeemable at our option prior to maturity.

Conditional Right to Advance Maturity of the New 2096 Debentures

Upon the occurrence of a Tax Event, as defined below, the Company will have the right, without the consent of the holders of the New 2096 Debentures, to advance the maturity date of the New 2096 Debentures to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after advancing the maturity date, interest paid on the New 2096 Debentures will be deductible for U.S. federal income tax purposes. There can be no assurance that the Company would not exercise its right to advance the stated maturity date of the New 2096 Debentures upon the occurrence of such a Tax Event.

In the event that the Company elects to exercise its right to advance the maturity date of the New 2096 Debentures on the occurrence of a Tax Event, the Company will mail a notice of the advanced maturity date to each holder of record of such New 2096 Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of such New 2096 Debentures, and will cause such New 2096 Debentures to be amended accordingly. Such notice shall be effective immediately upon mailing.

The Company’s exercise of its right to advance the maturity date of the New 2096 Debentures would not be a taxable event to holders if the New 2096 Debentures are characterized as indebtedness for U.S. federal income tax purposes as of the date of such exercise, except upon “retirement” as discussed under “Certain U.S. Federal Income Tax Consequences—Holders Tendering Apache Notes in the Exchange Offers—U.S. Holders—Ownership and Disposition of the APA Notes—Sale or Other Taxable Disposition of APA Notes.” Prospective investors should be aware, however, that the Company’s exercise of its right to advance the maturity date of the New 2096 Debentures may be a taxable event to holders if the New 2096 Debentures are characterized as equity on or before the date of such exercise. If the New 2096 Debentures are ever classified as instruments not constituting indebtedness of the Company for U.S. federal income tax purposes, the discussion of certain U.S. federal income tax consequences set forth under “Certain U.S. Federal Income Tax Consequences” will not apply to such New 2096 Debentures and, in such event, holders should consult their own tax advisors concerning the tax consequences of the exchange offers and consent solicitations and the ownership and disposition of the New 2096 Debentures.

“Tax Event” means that the Company shall have received the written opinion of a nationally recognized independent tax counsel experienced in such matters, to the effect that, on or after the date of the New 2096 Debentures’ issuance, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any proposed, temporary or final regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, authorization, ruling, regulatory procedure, notice or announcement, including any notice or announcement of proposal to adopt such procedures or regulations (an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case on or after the date of the issuance of the New 2096 Debentures, such change in tax laws or regulations creates a more than insubstantial risk that interest paid by the Company on the New 2096 Debentures is not, or will not be, deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

Merger, Consolidation, and Sale of Assets

We will not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity, and no entity may consolidate with or merge into us, unless:

•

we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the APA Notes;

•	immediately after such consolidation, merger, sale or lease, there exists no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default; and

•	other conditions described in the APA Indenture are met.

Events of Default

Each of the following will constitute an Event of Default under the APA Indenture with respect to the APA Notes:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default in the performance, or breach, of any covenant or agreement in the APA Indenture for 60 days after written notice; and

•	certain events of bankruptcy, insolvency, or reorganization involving us or any of our subsidiaries.

We are required to furnish the trustee annually with a statement as to our compliance with all conditions and covenants under the APA Indenture. The APA Indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the APA Notes, if it considers it in the interests of the holders of the APA Notes to do so.

Effect of an Event of Default

If an Event of Default exists with respect to a series of APA Notes (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of outstanding APA Notes of that series may declare the principal amount of and all accrued but unpaid interest on all APA Notes of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the Event of Default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the APA Indenture.

If an Event of Default in the case of certain events of bankruptcy, insolvency, or reorganization exists, the principal amount of all debt securities outstanding under the APA Indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding APA Notes, become immediately due and payable.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the APA Indenture (other than the payment of any amounts on the APA Notes furnished to it pursuant to the APA Indenture) at the request, order, or direction of any holders, unless the holders offer the trustee security or indemnity satisfactory to it. Holders of a majority in principal amount outstanding of any series of APA Notes may, subject to certain limitations, direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, for such series of APA Notes.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the APA Indenture or for any remedy under the APA Indenture, unless (i) you have previously given to the trustee written notice of a continuing event of default with respect to the APA Notes of that series, (ii) the holders of at least 25% in aggregate principal amount of the applicable series of the outstanding APA Notes must have made written request to the trustee to institute that proceeding, (iii) there shall have been offered to the trustee security and indemnity satisfactory to the trustee, (iv) the trustee, within 60 days following the receipt of that notice, must have failed to institute the proceeding, and (v) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the APA Notes of such series. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the APA Notes on or after the due dates expressed in the APA Notes and to institute a suit for the enforcement of that payment.

Modification of APA Indenture

Under the APA Indenture, we and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding APA Notes of each series affected by the modification. However, no modification or amendment may, without the consent of the holder of each outstanding APA Note affected:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any series of APA Notes;

•	reduce the principal amount of, or rate of interest or any premium on, any series of APA Notes;

•	change the currency in which any series of APA Notes or interest or any premium on such notes is payable;

•	modify any of the subordination provisions in a manner adverse to holders of the APA Notes;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any series of APA Notes or, in the case of redemption, exchange, or conversion, if applicable, on or after the redemption, exchange, or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment;

•	reduce the percentage and principal amount of any outstanding of APA Notes, the consent of whose holders is required under the APA Indenture in order to take specified actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the APA Indenture; or

•	modify any of the above provisions.

Waiver of the APA Indenture

The holders of a majority in aggregate principal amount of the outstanding APA Notes of each series may, on behalf of the holders of all APA Notes of that series, waive compliance by us with certain restrictive covenants of the APA Indenture.

The holders of not less than a majority in aggregate principal amount of the APA Notes of any series may, on behalf of all holders of APA Notes of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except (1) a payment default with respect to APA Notes of that series or (2) a default of a covenant or provision of the APA Indenture that cannot be modified or amended without the consent of the holder of the APA Notes of that series.

Discharge, Defeasance, and Covenant Defeasance

The APA Indenture provides that we may discharge our obligations to holders of any series of the APA Notes that have not already been delivered to the trustee for cancellation and that have become due and payable, will become due and payable within one year, or are scheduled for redemption within one year. To discharge the obligations with respect to a series of APA Notes, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those APA Notes are payable sufficient to pay the entire amount of principal of, and any premium or interest on, those APA Notes to the date of the deposit if those debt securities have become due and payable or to the maturity of the APA Notes, as the case may be.

Unless we specify otherwise in the applicable prospectus supplement, we may elect:

•	to defease and be discharged from any and all obligations with respect to those APA Notes, which we refer to as “legal defeasance;” or

•

to be released from our obligations under covenants restricting liens described above in “Description of APA Notes—Covenants” and any other covenant obligations in respect of those APA Notes, which we refer to as “covenant defeasance.”

In the case of discharge of our obligations or legal defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost, or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to APA Notes.

To elect either legal defeasance or covenant defeasance, we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant APA Notes are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such APA Notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those APA Notes on their scheduled due dates.

In addition, we can only elect legal defeasance or covenant defeasance if, among other things:

•

the applicable defeasance does not result in a breach or violation of, or constitute a default under, the APA Indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no default or event of default with respect to the APA Notes to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

•

we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the APA Notes of the applicable series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the APA Indenture.

Concerning the Trustee

The trustee under the APA Indenture is Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to the APA Notes or any other debt securities issued under the APA Indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Governing Law

The APA Indenture and the APA Notes are governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

The APA Notes will be represented by one or more global notes that will be deposited with and registered in the name of DTC or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) as operator of the Euroclear System, and Clearstream Banking, S.A. (“Clearstream”). We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the APA Notes should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

You, as the beneficial owner of APA Notes, will not receive certificates representing ownership interests in the global notes, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the APA Indenture and we do not appoint a successor depositary within 90 days; (2) we determine that the APA Notes will no longer be represented by global notes and execute and deliver to the trustee an officer’s certificate to such effect; or (3) an event of default with respect to the APA Notes will have occurred and be continuing. These certificated notes will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the APA Notes represented by the global notes for all purposes under the APA Indenture. Except as provided above, you, as the beneficial owner of interests in the global notes, will not be entitled to have APA Notes registered in your name, will not receive or be entitled to receive physical delivery of APA Notes in definitive form and will not be considered the owner or holder thereof under the APA Indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the APA Indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising, or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. Beneficial owners may experience delays in receiving distributions on their APA Notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in APA Notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision, or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of APA Notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of APA Notes is entitled to take under the APA Indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearstream and Euroclear have provided us with the following information and we do not take any responsibility for its accuracy:

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to APA Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to APA Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the APA Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving APA Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of APA Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such APA Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of APA Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of APA Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the exchange offers and consent solicitations and the ownership and disposition of the APA Notes acquired pursuant to the exchange offers that may be relevant to a beneficial owner of Apache Notes or APA Notes. This discussion is limited to holders who hold Apache Notes and will hold APA Notes (assuming that such holder participates in the exchange offers) as capital assets within the meaning of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Apache Notes or APA Notes in light of their personal circumstances or to holders subject to special tax rules including, among others, banks or other financial institutions, insurance companies, dealers or traders in securities or currencies, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), holders holding Apache Notes or APA Notes in tax-deferred accounts, holders holding Apache Notes or APA Notes as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, holders who mark to market their securities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, holders who are subject to alternative minimum tax, nonresident alien individuals who are present in the United States for 183 days or more during any taxable year, holders who are partnerships or partners therein or holders who are former U.S. citizens or U.S. residents, all of which may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any state, local or non-U.S. tax considerations or other U.S. federal tax considerations (e.g., estate or gift tax or the Medicare tax on net investment income). The discussion herein applies to each series of Apache Notes and/or APA Notes separately and not in the aggregate. Accordingly, holders should consider the tax consequences applicable to them on a series-by-series basis.

The discussion below is based on the Code, U.S. Treasury Regulations, published IRS rulings and administrative pronouncements, and published court decisions, each as in effect as of the date hereof, and any of which may be subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling will be sought from the IRS with respect to any statement or conclusion in this discussion, and no assurance can be given that the IRS will not challenge such statement or conclusion in this discussion or, if challenged, that a court will uphold such statement or conclusion. Holders should consult their tax advisors as to the particular tax consequences to them of the exchange offers and consent solicitations and of owning and disposing of APA Notes in light of their particular circumstances, as well as the effect of any state, local, non-U.S. or other laws.

As used herein, “U.S. Holder” means a beneficial owner of Apache Notes and/or APA Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

As used herein, “Non-U.S. Holder” means a beneficial owner of Apache Notes and/or APA Notes that is an individual, corporation, estate, or trust for U.S. federal income tax purposes and is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Apache Notes and/or APA Notes, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and on the activities of the partnership. Partners of partnerships holding

Apache Notes and/or APA Notes are urged to consult their tax advisors regarding the tax consequences to them of the exchange offers and the consent solicitations and the ownership and disposition of the APA Notes acquired pursuant to the exchange offers.

THIS DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSIDERATIONS TO SUCH HOLDER OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS AND THE OWNERSHIP AND DISPOSITION OF THE APA NOTES ACQUIRED PURSUANT TO THE EXCHANGE OFFERS, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS.

Tax Characterization of Apache Notes and APA Notes

We intend to treat Apache Notes and APA Notes as debt for U.S. federal income tax purposes. However, for U.S. federal income tax purposes, there is no bright line rule for determining whether instruments such as Apache Notes or APA Notes are validly classified as debt for such purposes. Based on the maturity dates of certain Apache Notes and APA Notes, there is uncertainty as to whether such notes are validly classified as debt for U.S. federal income tax purposes, and, as a result, there can be no assurances that the IRS may not successfully assert that such Apache Notes or APA Notes should be characterized as an equity interest in Apache or APA, as applicable, or as some other contractual arrangement other than debt, for U.S. federal income tax purposes. In such event, the tax consequences to holders of Apache Notes or APA Notes would be different than those discussed herein. Accordingly, each holder of Apache Notes or APA Notes should consult with its own tax advisors regarding the classification of Apache Notes or APA Notes for U.S. federal income tax purposes. The discussion below assumes that all Apache Notes and APA Notes are validly treated as debt for U.S. federal income tax purposes.

Holders Tendering Apache Notes in the Exchange Offers

U.S. Holders

The Exchange Offers

Tender of Apache Notes. The exchange of Apache Notes for APA Notes (in a principal amount equal to the Exchange Consideration or the Total Consideration, as the case may be), pursuant to the exchange offers will constitute a taxable disposition of the Apache Notes for U.S. federal income tax purposes.

Tax Consequences of the Early Participation Premium. The tax treatment of the Early Participation Premium is uncertain. The Early Participation Premium may be treated as additional consideration received for the Apache Notes, in which case the Early Participation Premium would be taken into account in determining your gain or loss in respect of the exchange (as described below). The Early Participation Premium could conceivably be treated, however, as a separate fee or interest, in which case the Early Participation Premium would be treated as ordinary income and separately taxable. We intend to treat the Early Participation Premium as additional consideration received for the Apache Notes, and the remainder of this discussion assumes that the Early Participation Premium will be so treated. However, no assurances can be given that the IRS will agree with our intended position.

Treatment of the Exchange. A U.S. Holder that exchanges Apache Notes for APA Notes pursuant to the exchange offers generally will recognize gain or loss equal to the difference, if any, between (i) the sum of the “issue price” of the APA Notes received in respect of the Apache Notes (as discussed below under “—Issue Price”) and any cash received, reduced by an amount equal to any accrued but unpaid interest on the Apache Notes (as discussed below) and (ii) the U.S. Holder’s adjusted tax basis in the Apache Notes. A U.S. Holder’s adjusted tax basis in an Apache Note will generally equal the amount paid for the Apache Note (x) increased by any market discount previously taken into account by the U.S. Holder in respect of the Apache Note and (y) reduced (but not below zero) by any amortizable bond premium previously amortized on the Apache Note.

A U.S. Holder that exchanges Apache Notes for APA Notes pursuant to the exchange offers will be deemed for U.S. federal income tax purposes to have received an amount attributable to accrued but unpaid interest on the Apache Notes at the time of the exchange, even though such amount generally will not be received in cash. Any such accrued but unpaid interest will be includable in a U.S. Holder’s gross income as interest income at the time of the exchange to the extent that it has not yet been included.

Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on an Apache Note (see below under “—Market Discount”), any gain or loss recognized in respect of an Apache Note generally will be capital gain or loss, which will be long-term capital gain or loss if the U.S. Holder held the Apache Note for more than one year as of the date of the exchange. The deductibility of capital losses is subject to limitations under the Code. A U.S. Holder generally will have an initial tax basis in an APA Note received pursuant to the exchange offers equal to its issue price (as discussed below under “—Issue Price”), and generally will commence a new holding period with respect to the APA Note the day after the completion of the exchange.

Market Discount. A U.S. Holder will be considered to have acquired an Apache Note with market discount for U.S. federal income tax purposes if the stated principal amount of such Apache Note exceeded such holder’s initial tax basis for such Apache Note by an amount equal to or greater than a specified de minimis amount. In general, if a U.S. Holder acquired the Apache Notes with market discount, any gain recognized by the U.S. Holder on the sale of the Apache Notes pursuant to the exchange offers will be treated as ordinary income to the extent of the portion of the market discount that has accrued while the Apache Notes were held by the U.S. Holder, unless the U.S. Holder has elected to include market discount in income currently as it accrues.

Issue Price. The issue price of the APA Notes of a series will depend on whether such APA Notes or the corresponding Apache Notes in respect of which such APA Notes are issued are treated as “publicly traded” for U.S. federal income tax purposes. If the APA Notes of a series are treated as publicly traded, then the issue price of such APA Notes will generally equal the fair market value of such APA Notes as of the Settlement Date. If the APA Notes of a series are not treated as publicly traded, but the corresponding Apache Notes in respect of which such APA Notes are issued are treated as publicly traded, then the issue price of such APA Notes will generally be determined by reference to the fair market value of the corresponding Apache Note as of the Settlement Date. If neither the APA Notes of a series nor the corresponding Apache Notes in respect of which such APA Notes are issued are treated as publicly traded, then the issue price of such APA Notes will generally equal the principal amount of such APA Notes. For these purposes, the APA Notes of a series or the corresponding Apache Notes will not be treated as publicly traded if, as of the Settlement Date, the outstanding stated principal amount of such APA Notes or the outstanding stated principal amount of such Apache Notes (before the consummation of the exchange offers), as the case may be, does not exceed $100 million. In accordance with applicable U.S. Treasury Regulations, we intend to determine the issue price of the APA Notes by subtracting any APA Note Pre-Issuance Accrued Interest (as defined below under “—Ownership and Disposition of the APA Notes—Stated Interest”).

We will make our determination of the issue price of the APA Notes available to holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the issue date of the APA Notes. Our determination of the issue price of the APA Notes is binding upon a holder unless such holder explicitly discloses to the IRS, on a timely filed U.S. federal income tax return for the taxable year that includes the date of the exchange, that its determination is different from ours, the reasons for the different determination, and how such holder determined the issue price.

Ownership and Disposition of the APA Notes

Characterization of the APA Notes. APA intends to take the position that the APA Notes are not “contingent payment debt instruments” for U.S. federal income tax purposes within the meaning of applicable U.S. Treasury Regulations and, therefore, the discussion below assumes that the APA Notes are not subject to the special rules governing “contingent payment debt instruments.” U.S. Holders should consult their tax advisors regarding the tax consequences if the APA Notes were treated as “contingent payment debt instruments.”

Stated Interest. Subject to the following sentence, U.S. Holders will generally be taxed on the stated interest on the APA Notes as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. However, a U.S. Holder should not include in income the portion of the first payment of interest on the APA Notes that is attributable to accrued interest on the Apache Notes exchanged therefor as of the time of the exchange and should instead treat such portion as a non-taxable return of such amount (such amount is referred to as the “APA Note Pre-Issuance Accrued Interest”).

Original Issue Discount. If the issue price of the APA Notes of a series (determined in the manner described above under “—The Exchange Offers—Issue Price”) were less than their principal amount by an amount that is more than or equal to the statutory de minimis amount, such APA Notes would be treated as issued with original issue discount (“OID”) in an amount equal to such difference. The de minimis amount equals 1/4 of 1 percent of the APA Notes’ principal amount multiplied by the number of complete years to their maturity. A U.S. Holder of an APA Note that is issued with OID will, regardless of such U.S. Holder’s method of accounting, be required to include the OID in income (as ordinary income) as it accrues in accordance with a constant yield method based upon a compounding of interest and before receiving the cash to which that income is attributable.

Amortizable Bond Premium on APA Notes. If a U.S. Holder’s initial tax basis in an APA Note is greater than the principal amount of the APA Note, the U.S. Holder will be considered to have acquired the APA Note with “amortizable bond premium.” A U.S. Holder generally may elect to amortize the premium over the remaining term of the APA Note on a constant yield method as an offset to interest when includible in income under the U.S. Holder’s regular accounting method. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. Because certain of the APA Notes may be redeemed by us prior to maturity at a premium (see “Description of APA Notes—Optional Redemption”), special rules apply to such APA Notes that may reduce, eliminate or defer the amount of premium that a U.S. Holder may amortize with respect to such an APA Note. U.S. Holders should consult their tax advisors about the special rules, including whether it would be advisable to elect to treat all interest on the APA Notes as OID under applicable U.S. Treasury Regulations, which would result in a U.S. Holder not being subject to these special rules.

Sale or Other Taxable Disposition of APA Notes. Upon the sale, exchange, optional redemption, retirement or other taxable disposition of an APA Note, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between (1) the sum of cash plus the fair market value of all other property received on such disposition in respect of the APA Note (except to the extent such cash or property is attributable to accrued but unpaid interest, which will generally be taxable as ordinary income as described above to the extent not previously included in income) and (2) the U.S. Holder’s adjusted tax basis in the APA Note. A U.S. Holder’s adjusted tax basis in an APA Note will generally equal its initial tax basis in the APA Note, increased by any OID previously included in income with respect to the APA Note and decreased by any bond premium that it previously amortized with respect to the APA Note. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the APA Note exceeds one year. The deductibility of capital losses is subject to limitations under the Code.

Non-U.S. Holders

The Exchange Offers

Tender of Apache Notes. As discussed above under “U.S. Holders—The Exchange Offers—Tender of Apache Notes,” the exchange of Apache Notes for APA Notes pursuant to the exchange offers will constitute a taxable disposition of the Apache Notes for U.S. federal income tax purposes. Under this treatment, subject to the discussion below in respect of the Early Participation Premium and the discussion below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on the Non-U.S. Holder’s exchange of Apache Notes pursuant to the exchange offers unless the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States), in which case such gain will be subject to the treatment discussed below under “—Income Effectively Connected with a U.S. Trade or Business.” A Non-U.S. Holder that exchanges Apache Notes for APA Notes pursuant to the exchange offers will be deemed for U.S. federal income tax purposes to have received an amount attributable to accrued but unpaid interest on the Apache Notes at the time of the exchange, even though such amount generally will not be received in cash. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of the deemed receipt of such accrued interest, which, subject to the discussion below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding,” generally will be exempt from U.S. federal income or withholding tax if the Non-U.S. Holder is eligible for the “portfolio interest” exemption of the Code, as discussed below under “—Ownership and Disposition of the APA Notes — Payments of Interest” (for these purposes, substituting Apache and Apache Notes for any references to APA and APA Notes). If the Non-U.S. Holder is not eligible for the “portfolio interest” exemption of the Code, such accrued interest generally will be subject to withholding tax, subject to certain exceptions, as described below under “—Ownership and Disposition of the APA Notes—Payments of Interest.” Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of the exchange offers.

As discussed above under “U.S. Holders—The Exchange Offers—Tax Consequences of the Early Participation Premium,” however, the Early Participation Premium could conceivably be treated as a separate fee or interest, in which case the receipt of the Early Participation Premium by a Non-U.S. Holder could possibly be subject to U.S. federal withholding tax of 30%, unless reduced or eliminated by an applicable treaty. We intend to treat the Early Participation Premium paid to Non-U.S. Holders as additional consideration for the Apache Notes that is not subject to U.S. federal withholding tax. However, no assurances can be given that the IRS or an applicable withholding agent, as the case may be, will agree with our intended position.

Ownership and Disposition of the APA Notes

The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective exchanging Non-U.S. Holders should consult with their own tax advisors to determine the impact of federal, state, local, and non-U.S. tax laws with regard to the APA Notes.

Payments of Interest. Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding,” payments of interest (which, for these purposes, includes OID, if any) to any Non-U.S. Holder on APA Notes received pursuant to the exchange offers will generally not be subject to U.S. federal income or withholding tax under the “portfolio interest” exemption provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of APA;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to APA through stock ownership;

•	such Non-U.S. Holder is not a bank whose receipt of such interest is described in Section 881(c)(3)(A) of the Code;

•

either (a) the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E (or the appropriate successor form), under penalties of perjury, that it is not a U.S. person or (b) the Non-U.S. Holder holds APA Notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury Regulations; and

•	such interest is not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder.

Payments of interest (including OID, if any) to a Non-U.S. Holder that does not satisfy the foregoing portfolio interest exemption will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless:

•

such tax is reduced or eliminated under an applicable U.S. income tax treaty and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or the appropriate successor form) establishing such reduction or exemption from withholding tax on interest; or

•

such interest is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or the appropriate successor form) claiming an exemption from withholding tax on such interest, in which case such interest will be subject to the treatment discussed below under “— Income Effectively Connected with a U.S. Trade or Business.”

Sale or Other Taxable Disposition of APA Notes. Subject to the discussion below under “—Backup Withholding and Information Reporting” and “— FATCA Withholding,” a Non-U.S. Holder of an APA Note will not be subject to U.S. federal income tax on gain recognized on the sale, exchange, retirement or other taxable disposition of such APA Note, unless such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder within the United States), in which case such gain will be subject to the treatment discussed below under “— Income Effectively Connected with a U.S. Trade or Business.”

Notwithstanding the foregoing, to the extent any portion of the amount realized by a Non-U.S. Holder on a sale, exchange, retirement, or other taxable disposition of an APA Note is attributable to accrued but unpaid interest, such portion will generally be treated as described above with respect to interest payments.

Income Effectively Connected with a U.S. Trade or Business

If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States and interest (including OID, if any) on, or gain from the disposition of, an Apache Note or an APA Note is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, the interest or gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder within the United States), the Non-U.S. Holder will generally be subject to tax on such interest or gain in the same manner as would apply to a U.S. Holder (see “— U.S. Holders” above), subject to an applicable U.S. income tax treaty providing otherwise.

Non-U.S. Holders whose interest (including OID, if any) on, or gain from the disposition of Apache Notes or APA Notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the exchange of Apache Notes for APA Notes pursuant to the exchange offers and the ownership and disposition of the APA Notes, including, with respect to corporate Non-U.S. Holders, the possible imposition of a branch profits tax, currently at a rate of 30% (or such lower rate provided by an applicable U.S. income tax treaty), upon the actual or deemed repatriation of any such effectively connected income or gain.

Holders Not Tendering in the Exchange Offers

The U.S. federal income tax treatment of holders who do not tender their Apache Notes pursuant to the exchange offers (“non-tendering holders”) will, in the case of the Apache Consent Notes, depend upon whether the adoption of the proposed amendments results in a “deemed” exchange of such Apache Consent Notes for

U.S. federal income tax purposes to such non-tendering holders. In general, the modification of a debt instrument will result in a deemed exchange of an “old” debt instrument for a “new” debt instrument (upon which gain or loss may be realized) if such modification is “significant” within the meaning of applicable U.S. Treasury Regulations. Under these U.S. Treasury Regulations, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively (other than specific changes), the legal rights and obligations that are altered and the degree to which they are altered are “economically significant.” These U.S. Treasury Regulations also provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not result in a significant modification of the debt instrument. We believe, and this discussion assumes, that the adoption of the proposed amendments should not be treated as a significant modification of the Apache Consent Notes, and therefore that the adoption of the proposed amendments should not result in a deemed exchange of the Apache Consent Notes for U.S. federal income tax purposes. Accordingly, the exchange offers and consent solicitations should not affect the tax treatment of Apache Consent Notes to non-tendering holders. However, such treatment cannot be assured. Non-tendering holders of the Apache Consent Notes are encouraged to consult their tax advisors.

Because the proposed amendments, if adopted, will apply only to the Apache Consent Notes and not the 2027 Notes, the 2028 Notes, the 2030 Notes, or the 2049 Notes issued under the 2018 Apache Indenture, the exchange offers and consent solicitations will not affect the tax treatment of the 2027 Notes, the 2028 Notes, the 2030 Notes, or the 2049 Notes to non-tendering holders of such notes.

Backup Withholding and Information Reporting

Unless a U.S. Holder is an exempt recipient that, if required, establishes its exemption, payments made to a U.S. Holder pursuant to the exchange offers and consent solicitations, payments of interest and any OID accruals on the APA Notes and payments made to a U.S. Holder on or with respect to the sale or other taxable disposition of the APA Notes may be subject to information reporting. Any such payments may also be subject to U.S. federal backup withholding at the applicable rate (currently 24% for payments made before January 1, 2026) if such U.S. Holder fails to supply an accurate TIN or otherwise fails to comply with applicable U.S. certification requirements. A Non-U.S. Holder may have to comply with certification procedures to establish that such Non-U.S. Holder is not a U.S. person (within the meaning of the Code) in order to avoid such information reporting and backup withholding. For further information, see “The Exchange Offers and Consent Solicitations—U.S. Federal Backup Withholding.” However, even if a Non-U.S. Holder complies with such procedures, information returns generally will be filed in connection with the amount of interest (including OID, if any) paid or deemed paid to a Non-U.S. Holder with respect to the Apache Notes or the APA Notes and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty or agreement.

FATCA Withholding

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder of APA Notes and a tendering Non-U.S. Holder of Apache Notes issued on or after July 1, 2014 will generally be subject to 30% U.S. withholding tax on payments of stated interest (including OID, if any) made or deemed made with respect to the APA Notes or such Apache Notes if the Non-U.S. Holder is (i) a “foreign financial institution” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the “substantial United States owners” of such entity (if any). Withholding under FATCA will apply to the applicable payments regardless of whether the recipient is a beneficial owner or acts as an intermediary with respect to such payments. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Non-U.S. Holders — The Exchange Offers — Tender of Apache Notes” or “— Non-U.S. Holders — Ownership and Disposition of the APA Notes — Payments of Interest,” an applicable withholding agent may credit the withholding tax under FATCA against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of APA Notes, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The U.S. Treasury Department has indicated that taxpayers may rely on those proposed regulations pending their finalization. In addition, any Apache Notes issued before July 1, 2014 will be treated as “grandfathered obligations” that are exempt from FATCA withholding for purposes of these rules. The Early Participation Premium, if treated as a separate fee or interest rather than as additional consideration received for the Apache Notes, may be subject to withholding under FATCA in the same manner as interest payments as described above. Each holder should consult its own tax advisor regarding these rules, certification of exemption from FATCA withholding and whether FATCA may be relevant to the exchange offers and consent solicitations or the ownership and disposition of the APA Notes and Apache Notes.

LEGAL MATTERS

Bracewell LLP, Houston, Texas, will pass upon certain legal matters relating to the exchange offers and consent solicitation, including the validity of the issuance of the APA Notes.

EXPERTS

The consolidated financial statements of APA Corporation and subsidiaries appearing in APA Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of APA Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated by reference into this prospectus regarding our total proved reserves was prepared by us and reviewed by Ryder Scott Company, L.P., Petroleum Consultants, as stated in their letter reports thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information that you can find in that registration statement and its exhibits. The full registration statement, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and each such statement is qualified in its entirety by reference to the applicable contract or document that has been or will be filed or incorporated by reference as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC (SEC File No. 001-40144). Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public at the SEC’s website, at http://www.sec.gov.

General information about us, including all of the documents we file with the SEC, is available free of charge under the “Investors” section on our website, at http://www.apacorp.com, as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the following documents that we have filed with the SEC (other than any portions of these documents that were deemed to have been furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including any financial statements or exhibits related thereto and furnished pursuant to Item 9.01), unless otherwise indicated herein:

•

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February  22, 2024, including the portions of APA’s definitive proxy statement, filed with the SEC on April 12, 2024, that are incorporated by reference into such Annual Report on Form 10-K;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024;

•

The Company’s Current Reports on Form 8-K filed with the SEC on January 4, 2024, January  10, 2024, January  12, 2024, January  30, 2024, March  15, 2024, March  27, 2024, April  1, 2024, April  10, 2024, and May  29, 2024, and on Form 8-K/A filed with the SEC on June 13, 2024 (SEC File No. 001-40144); and

•	All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the completion of the exchange offers.

As described under “Where You Can Find More Information,” each of these documents is available on the SEC’s website, at http://www.sec.gov, as well as through our website, at http://www.apacorp.com. Information on our website is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

APA Corporation

Attn: Corporate Secretary

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the Expiration Date of the exchange offer. This means that you must request this information no later than     , 2024.

The information contained on, or accessible through, our website does not constitute a part of this prospectus.

APA CORPORATION

OFFERS TO EXCHANGE

ANY AND ALL OUTSTANDING

7.70% NOTES DUE 2026

7.95% NOTES DUE 2026

4.875% NOTES DUE 2027

4.375% NOTES DUE 2028

7.75% NOTES DUE DECEMBER 15, 2029

4.250% NOTES DUE 2030

6.000% NOTES DUE 2037

5.100% NOTES DUE 2040

5.250% NOTES DUE 2042

4.750% NOTES DUE 2043

4.250% NOTES DUE 2044

7.375% DEBENTURES DUE 2047

5.350% NOTES DUE 2049

7.625% DEBENTURES DUE 2096

OF APACHE CORPORATION

AND SOLICITATIONS OF CONSENTS TO AMEND CERTAIN RELATED INDENTURES AND NOTES

PROSPECTUS

The Exchange Agent for the Exchange Offers and the Consent Solicitations is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Michael Horthman For Information or Confirmation by Telephone: (212) 493-6940	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Michael Horthman

Requests for additional copies of this prospectus may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The Information Agent for the Exchange Offers and the Consent Solicitations is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005 Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (866) 416-0576

Email: apache@dfking.com

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

APA’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide that, to the fullest extent permitted under the Delaware General Corporation Law, APA’s directors shall not be personally liable for monetary damages. APA’s amended and restated bylaws provide that APA shall indemnify its officers, directors, employees, and agents.

Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed, or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person. APA maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article VII of APA’s amended and restated bylaws provides, in substance, that directors, officers, employees, and agents of APA shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law. Additionally, Article Seventeenth of APA’s amended and restated certificate of incorporation, as amended, eliminates in specified circumstances the monetary liability of directors and officers of APA for a breach of their fiduciary duty as directors or officers, as applicable. These provisions do not eliminate the liability of a director or officer:

•	for a breach of the director’s or officer’s duty of loyalty to APA or its stockholders;

•	for acts or omissions by the director or officer not in good faith;

•	for acts or omissions by a director or officer involving intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law;

•	for transactions from which the director or officer derived an improper personal benefit; and

•	with respect to officers, in any action by or in the right of the Corporation.

Item 21. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of APA, dated March 1, 2021 (incorporated by reference to Exhibit 3.1 to APA’s Current Report on Form 8-K12B filed March 1, 2021, SEC File No. 001-40144).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of APA (incorporated by reference to Exhibit 3.1 to APA’s Current Report on Form 8-K filed May 25, 2023, SEC File No. 001-40144).

3.3	Amended and Restated Bylaws of APA, dated February 2, 2023 (incorporated by reference to Exhibit 3.1 to APA’s Current Report on Form 8-K filed February 8, 2023, SEC File No. 001-40144).

4.1	Senior Indenture, dated June 30, 2021, between APA and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to APA’s Registration Statement on Form S-3ASR filed June 30, 2021, SEC File No. 333-257556).

4.2	Senior Indenture, dated as of February 15, 1996, between Apache and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee), as trustee (incorporated by reference to Exhibit 4.6 to Apache’s Registration Statement on Form S-3 filed May 23, 2003, SEC File No. 333-105536).

4.3	First Supplemental Indenture, dated as of November 5, 1996, between Apache and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A., as successor-in-interest to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as trustee under the Senior Indenture, dated February 15, 1996 (incorporated by reference to Exhibit 4.7 to Apache’s Registration Statement on Form S-3 filed May 23, 2003, SEC File No. 333-105536).

4.4	Second Supplemental Indenture, dated as of December 16, 2019, among Apache and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank, formerly Chemical Bank), as trustee under the Senior Indenture, dated February 15, 1996 (incorporated by reference to Exhibit 4.15 to Apache’s Annual Report on Form 10-K filed February 28, 2020, SEC File No. 001-04300).

4.5*	Form of Third Supplemental Indenture, among Apache and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank, formerly Chemical Bank, as trustee), as trustee under the Senior Indenture, dated as of February 15, 1996.

4.6	Indenture, dated as of November 23, 1999, among Apache, Apache Finance Canada Corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to The Chase Manhattan Bank, as trustee), as trustee (incorporated by reference to Exhibit 4.1 to Apache’s Registration Statement on Form S-3/A filed November 12, 1999, SEC File No. 333-90147).

4.7	Supplemental Indenture dated as of August 14, 2017, among Apache Finance Canada Corporation, Apache, and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee under the Indenture, dated as of November 23, 1999 (incorporated by reference to Exhibit 4.1 to Apache’s Quarterly Report on Form 10-Q filed November 3, 2017, SEC File No. 001-04300).

Exhibit No.	Description

4.8	Second Supplemental Indenture, dated as of December 16, 2019, between Apache (as successor to Apache Finance Canada Corporation) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee under the Indenture, dated as of November 23, 1999 (incorporated by reference to Exhibit 4.18 to Apache’s Annual Report on Form 10-K filed February 28, 2020, SEC File No. 001-04300).

4.9*	Form of Third Supplemental Indenture, among Apache (as successor to Apache Finance Canada Corporation) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank, as trustee), as trustee under the Indenture, dated as of November 23, 1999.

4.10	Senior Indenture, dated May 19, 2011, between Apache and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.14 to Apache’s Registration Statement on Form S-3 filed May 23, 2011, SEC File No. 333-174429).

4.11	Supplemental Indenture, dated as of December 16, 2019, between Apache and Wells Fargo Bank, National Association, as trustee under the Senior Indenture, dated as of May 19, 2011 (incorporated by reference to Exhibit 4.20 to Apache’s Annual Report on Form 10-K filed February 28, 2020, SEC File No. 001-04300).

4.12*	Form of Second Supplemental Indenture, between Apache and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee under the Senior Indenture, dated as of May 19, 2011.

4.13	Indenture, dated August 14, 2018, by and between Apache and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.5 to Apache’s Registration Statement on Form S-3/A filed August 14, 2018, SEC File No. 333-219345).

4.14	Form of Apache’s 7.70% Notes due 2026 (incorporated by reference to Exhibit 4.1 to Apache’s Current Report on Form 8-K filed February 23, 1996, SEC File No. 001-04300).

4.15	Form of Apache’s 7.95% Notes due 2026 (incorporated by reference to Exhibit 4.1 to Apache’s Current Report on Form 8-K filed April 23, 1996, SEC File No. 001-04300).

4.16	Form of Apache’s 4.875% Notes due 2027 (incorporated by reference to Exhibit 4.2 to Apache’s Current Report on Form 8-K filed August 6, 2020, SEC File No. 001-04300).

4.17	Form of Apache’s 4.375% Notes due 2028 (incorporated by reference to Exhibit 4.1 to Apache’s Current Report on Form 8-K filed August 16, 2018, SEC File No. 001-04300).

4.18	Form of Apache’s 7.75% Notes due December 15, 2029 (incorporated by reference to Exhibit 4.1 to Apache’s Current Report on Form 8-K/A filed December 14, 1999, SEC File No. 001-04300).

4.19	Form of Apache’s 4.250% Notes due 2030 (incorporated by reference to Exhibit 4.1 to Apache’s Current Report on Form 8-K filed June 10, 2019, SEC File No. 001-04300).

4.20	Form of Apache’s 6.000% Notes due 2037 (incorporated by reference to Exhibit 4.2 to Apache’s Current Report on Form 8-K filed January 26, 2007, SEC File No. 001-04300).

4.21	Form of Apache’s 5.100% Notes due 2040 (incorporated by reference to Exhibit 4.1 to Apache’s Current Report on Form 8-K filed August 20, 2010, SEC File No. 001-04300).

4.22	Form of Apache’s 5.250% Notes due 2042 (incorporated by reference to Exhibit 4.2 to Apache’s Current Report on Form 8-K filed December 3, 2010, SEC File No. 001-04300).

4.23	Form of Apache’s 4.750% Notes due 2043 (incorporated by reference to Exhibit 4.3 to Apache’s Current Report on Form 8-K filed April 9, 2012, SEC File No. 001-04300).

4.24	Form of Apache’s 4.250% Notes due 2044 (incorporated by reference to Exhibit 4.2 to Apache’s Current Report on Form 8-K filed December 4, 2012, SEC File No. 001-04300).

Exhibit No.	Description

4.25	Form of Apache’s 7.375% Debentures due 2047 (incorporated by reference to Exhibit 4.1 to Apache’s Current Report on Form 8-K filed August 8, 1997, SEC File No. 001-04300).

4.26	Form of Apache’s 5.350% Notes due 2049 (incorporated by reference to Exhibit 4.2 to Apache’s Current Report on Form 8-K filed June 10, 2019, SEC File No. 001-04300).

4.27	Form of Apache’s 7.625% Debentures due 2096 (incorporated by reference to Exhibit 4.2 to Apache’s Current Report on Form 8-K filed November 4, 1996, SEC File No. 001-04300).

4.28*	Form of APA 7.70% Notes due 2026.

4.29*	Form of APA 7.95% Notes due 2026.

4.30*	Form of APA 4.875% Notes due 2027.

4.31*	Form of APA 4.375% Notes due 2028.

4.32*	Form of APA 7.75% Notes due December 15, 2029.

4.33*	Form of APA 4.250% Notes due 2030.

4.34*	Form of APA 6.000% Notes due 2037.

4.35*	Form of APA 5.100% Notes due 2040.

4.36*	Form of APA 5.250% Notes due 2042.

4.37*	Form of APA 4.750% Notes due 2043.

4.38*	Form of APA 4.250% Notes due 2044.

4.39*	Form of APA 7.375% Debentures due 2047.

4.40*	Form of APA 5.350% Notes due 2049.

4.41*	Form of APA 7.625% Debentures due 2096.

5.1*	Opinion of Bracewell LLP.

21.1	Subsidiaries of APA (incorporated by reference to Exhibit 21.1 to APA’s Annual Report on Form 10-K filed February 22, 2024, SEC File No. 001-40144).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ryder Scott Company, L.P., Petroleum Consultants.

23.3*	Consent of Bracewell LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this registration statement).

25.1*	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee under the Senior Indenture between APA and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association.

107*	Calculation of Filing Fee Table.

*	Indicates exhibits filed herewith.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 27, 2024.

APA CORPORATION
Registrant

By:	/s/ Stephen J. Riney
Stephen J. Riney
President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John J. Christmann IV, Stephen J. Riney, P. Anthony Lannie, and Rebecca A. Hoyt, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 27, 2024.

Signature	Title

/s/ John J. Christmann IV John J. Christmann IV	Director and Chief Executive Officer (principal executive officer)

/s/ Stephen J. Riney Stephen J. Riney	President and Chief Financial Officer (principal financial officer)

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer, and Controller (principal accounting officer)

/s/ H. Lamar McKay H. Lamar McKay	Independent, Non-Executive Chair of the Board and Director

/s/ Annell R. Bay Annell R. Bay	Director

/s/ Matthew R. Bob Matthew R. Bob	Director

Signature	Title

/s/ Juliet S. Ellis Juliet S. Ellis	Director

/s/ Charles W. Hooper Charles W. Hooper	Director

/s/ Chansoo Joung Chansoo Joung	Director

/s/ Peter A. Ragauss Peter A. Ragauss	Director

/s/ David L. Stover David L. Stover	Director

/s/ Anya Weaving Anya Weaving	Director